                                                                  EXECUTION COPY




                              MERGER AGREEMENT AND


                             PLAN OF REORGANIZATION


                                  BY AND AMONG



                              BROADCOM CORPORATION




                             EPIC ACQUISITION CORP.


                                       AND


                                  EPIGRAM, INC.






                           Dated as of April 23, 1999




                                TABLE OF CONTENTS


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
ARTICLE 1 THE MERGER...................................................................2
        1.1    The Merger..............................................................2
        1.2    Effective Time..........................................................2
        1.3    Effect of the Merger on Constituent Corporations........................2
        1.4    Articles of Incorporation and By-Laws of Surviving Corporation..........2
        1.5    Directors and Officers of Surviving Corporation.........................3
        1.6    Maximum Number of Shares of Parent Common Stock to be Issued; Effect
               on Outstanding Securities of the Company................................3
        1.7    Dissenting Shares.......................................................5
        1.8    Exchange Procedures.....................................................5
        1.9    No Further Ownership Rights in Company Capital Stock....................7
        1.10   Lost, Stolen or Destroyed Certificates..................................7
        1.11   Exemption from Registration; California Permit..........................7
        1.12   Taking of Necessary Action; Further Action..............................7

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................7
        2.1    Organization and Qualification..........................................8
        2.2    Authority Relative to this Agreement....................................8
        2.3    Capital Stock...........................................................8
        2.4    No Subsidiaries.........................................................9
        2.5    No Conflicts............................................................9
        2.6    Books and Records; Organizational Documents............................10
        2.7    Company Financial Statements...........................................10
        2.8    Absence of Changes.....................................................10
        2.9    No Undisclosed Liabilities.............................................13
        2.10   Taxes..................................................................14
        2.11   Legal Proceedings......................................................15
        2.12   Compliance with Laws and Orders........................................16
        2.13   Plans; ERISA...........................................................16
        2.14   Title to Property......................................................18
        2.15   Intellectual Property..................................................19
        2.16   Contracts..............................................................22
        2.17   Insurance..............................................................22
        2.18   Affiliate Transactions.................................................22
        2.19   Employees; Labor Relations.............................................23
        2.20   Environmental Matters..................................................24
        2.21   Other Negotiations; Brokers; Third Party Expenses......................24
        2.22   Pooling of Interests...................................................25
        2.23   Financial Projections..................................................25
        2.24   Approvals..............................................................25
        2.25   Permit Application; Information Statement..............................26
        2.26   Disclosure.............................................................26
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ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.....................26
        3.1    Organization and Qualification.........................................27
        3.2    Authority Relative to this Agreement...................................27
        3.3    SEC Documents; Parent Financial Statements.............................27
        3.4    No Conflicts...........................................................28
        3.5    Pooling of Interests...................................................28
        3.6    Permit Application; Information Statement..............................28
        3.7    Ownership of Merger Sub; No Prior Activities...........................29
        3.8    Investment Advisors....................................................29

ARTICLE 4 CONDUCT PRIOR TO THE EFFECTIVE TIME.........................................29
        4.1    Conduct of Business of the Company.....................................29
        4.2    No Solicitation........................................................31

ARTICLE 5 ADDITIONAL AGREEMENTS.......................................................31
        5.1    Information Statement; Permit Application..............................32
        5.2    Shareholder Approval...................................................32
        5.3    Access to Information..................................................33
        5.4    Confidentiality........................................................33
        5.5    Expenses...............................................................33
        5.6    Public Disclosure......................................................34
        5.7    Approvals..............................................................34
        5.8    Notification of Certain Matters........................................34
        5.9    Pooling of Interests Accounting........................................34
        5.10   Company Affiliate Agreements...........................................34
        5.11   Parent Affiliate Agreements............................................34
        5.12   Additional Documents and Further Assurances............................35
        5.13   Form S-8...............................................................35
        5.14   NNM Listing of Additional Shares Application...........................35
        5.15   Company's Auditors.....................................................35
        5.16   Takeover Statutes......................................................35
        5.17   Additional Affiliate Agreements........................................35

ARTICLE 6 CONDITIONS TO THE MERGER....................................................36
        6.1    Conditions to Obligations of Each Party to Effect the Merger...........36
        6.2    Additional Conditions to Obligations of the Company....................37
        6.3    Additional Conditions to the Obligations of Parent and Merger Sub......37

ARTICLE 7 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND  AGREEMENTS;
               ESCROW PROVISIONS......................................................39
        7.1    Survival of Representations, Warranties, Covenants and Agreements......39
        7.2    Escrow Provisions......................................................40
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ARTICLE 8 TERMINATION, AMENDMENT AND WAIVER...........................................47
        8.1    Termination............................................................48
        8.2    Effect of Termination..................................................48
        8.3    Amendment..............................................................49
        8.4    Extension; Waiver......................................................49

ARTICLE 9 MISCELLANEOUS PROVISIONS....................................................49
        9.1    Notices................................................................49
        9.2    Entire Agreement.......................................................50
        9.3    Further Assurances; Post-Closing Cooperation...........................50
        9.4    Waiver.................................................................51
        9.5    Third Party Beneficiaries..............................................51
        9.6    No Assignment; Binding Effect..........................................51
        9.7    Headings...............................................................51
        9.8    Invalid Provisions.....................................................51
        9.9    Governing Law..........................................................51
        9.10   Construction...........................................................51
        9.11   Counterparts...........................................................52
        9.12   Specific Performance...................................................52

ARTICLE 10 DEFINITIONS................................................................52
        10.1   Definitions............................................................52

                              MERGER AGREEMENT AND

                             PLAN OF REORGANIZATION

        This MERGER AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of April 23, 1999, by and among Broadcom Corporation, a California corporation ("Parent"), Epic Acquisition Corp., a California corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Epigram, Inc., a California corporation (the "Company"), and with respect to Section 7.2 only, William C. Nieto, as Shareholder Agent, and U.S. Stock Transfer Corporation, as Depositary Agent. Capitalized terms used and not otherwise defined herein have the meanings set forth in Article 10.

                                    RECITALS

        A. The Boards of Directors of each of Parent, Merger Sub and the Company believe it is in the best interests of Parent, Merger Sub and the Company (as applicable) and their respective shareholders that Parent acquire the Company through the merger of Merger Sub with and into the Company (the "Merger") and, in furtherance thereof, have approved the Merger.

        B. The Boards of Directors of each of Parent, Merger Sub and the Company have approved the Merger and this Agreement and the transactions contemplated hereby.

        C. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, (i) all of the issued and outstanding shares of capital stock of the Company shall be converted into the right to receive shares of Class B Common Stock of Parent ("Parent Common Stock") and (ii) all outstanding Company Options will become exercisable for Parent Common Stock, subject to the terms and conditions set forth herein.

        D. As an inducement to Parent and Merger Sub to enter into this Agreement, certain shareholders of the Company have concurrently herewith entered into Support Agreements with Parent in substantially the form attached hereto as Exhibit A ("Support Agreements") pursuant to which, among other things, such shareholders have agreed to vote the shares of Company Capital Stock owned by them in favor of the Merger.

        E. Parent, Merger Sub and the Company intend that the Merger shall (i) constitute a reorganization within the meaning of Section 368(a) of the Code, and in furtherance thereof intend that this Agreement shall be a "Plan of Reorganization" within the meaning of Sections 354(a) and 361(a) of the Code, and (ii) qualify as a Pooling of Interests, reportable as a Pooling of Interests of the Company and Parent for financial accounting purposes by Parent from and after the Closing.

        F. The Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

        G. A portion of the shares of Parent Common Stock otherwise issuable or reserved for issuance by Parent in connection with the Merger shall be placed in escrow by

Parent, the release of which amount shall be contingent upon certain events and conditions, all as set forth in Article 7 herein.

        NOW, THEREFORE, in consideration of the covenants, promises, representations and warranties set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                   ARTICLE 1
                                   THE MERGER

        1.1 The Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the California Code, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation and wholly-owned subsidiary of Parent. The Company is sometimes referred to herein as the "Surviving Corporation."

        1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than five (5) Business Days following satisfaction or waiver of the conditions set forth in Article 7, at the offices of Brobeck, Phleger & Harrison LLP, 38 Technology Drive, Irvine, California, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing an Agreement of Merger (or like instrument), in substantially the form attached hereto as Exhibit B (the "Agreement of Merger"), with the Secretary of State of the State of California, in accordance with the relevant provisions of applicable law (the time of acceptance by the Secretary of State of the State of California of such filing, or such later time agreed to by the parties and set forth in the Agreement of Merger, being referred to herein as the "Effective Time").

        1.3 Effect of the Merger on Constituent Corporations. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the California Code. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Merger Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of Merger Sub and the Company shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

        1.4 Articles of Incorporation and By-Laws of Surviving Corporation.

               (a) At the Effective Time, the articles of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided by law and such articles of incorporation and by-laws of the Surviving Corporation, except that Article I thereof shall be amended to read in its entirety as follows: "The name of the Corporation is Epigram, Inc."

               (b) The by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided by such by-laws, the articles of incorporation and applicable law.

        1.5 Directors and Officers of Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and by-laws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the by-laws of the Surviving Corporation.

        1.6 Maximum Number of Shares of Parent Common Stock to be Issued; Effect on Outstanding Securities of the Company. The maximum number of shares of Parent Common Stock to be issued (including Parent Common Stock to be reserved for issuance upon exercise of any of the Company Options to be assumed by Parent as provided herein) in exchange for the acquisition by Parent of all outstanding shares of Company Capital Stock and all vested and unvested Company Options which are unexpired and unexercised shall be the Aggregate Share Number. No adjustment shall be made in the number of shares of Parent Common Stock issued in the Merger as a result of any consideration (in any form whatsoever) received by the Company from the date hereof to the Effective Time as a result of any exercise, conversion or exchange of Company Options. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Parent or Merger Sub, the Company or the holder of any shares of the Company Capital Stock and Company Options, the following shall occur:

               (a) Conversion of Company Capital Stock. At the Effective Time, each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Capital Stock to be canceled pursuant to Section 1.6(b) and any Dissenting Shares (as provided in Section 1.7)) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Parent Common Stock equal to the Series A Exchange Ratio, the Series B Exchange Ratio, the Series C Exchange Ratio or the Common Stock Exchange Ratio, as the case may be.

               (b) Cancellation of Parent-Owned and Company-Owned Stock. Each share of Company Capital Stock owned by Parent or the Company or any Subsidiary of Parent or the Company immediately prior to the Effective Time shall be automatically canceled and extinguished without any conversion thereof and without any further action on the part of Parent, Merger Sub or the Company.

               (c) Company Options and Stock Plan. At the Effective Time all unexpired and unexercised Company Options and Company Stock Purchase Rights then outstanding, whether vested or unvested, together with the Company's 1996 Stock Plan (the "Stock Plan"), shall be assumed by Parent in accordance with provisions described below.

                      (i) At the Effective Time, each unexpired and unexercised Company Option then outstanding, whether vested or unvested, together with the Stock Plan, shall be, in connection with the Merger, assumed by Parent. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions as were applicable to such Company Option immediately prior to the Effective Time, provided that (A) such Company Option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Capital Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio applicable to the series of Company Capital Stock subject to the Company Option (rounded down to the nearest whole number of shares of Parent Common Stock) and (B) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient determined by dividing the exercise price per share of Company Capital Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio applicable to the series of Company Capital Stock subject to the Company Option (rounded up to the nearest whole cent).

                      (ii) It is the intention of the parties that the Company Options assumed by Parent shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the same extent the Company Options qualified as incentive stock options immediately prior to the Effective Time and the provisions of this Section 1.6(c) shall be applied consistent with this intent.

                      (iii) At the Effective Time, Parent shall assume the Company's obligations under any Restricted Stock Purchase Agreements entered into pursuant to the Stock Plan and the other restricted stock purchase agreements listed on Schedule 1.6(c)(iv), true and correct copies of which have been made available by the Company to Parent. Any and all restrictions on the Company Restricted Stock issued pursuant to the Stock Plan or such other agreements which do not lapse in accordance with their terms as in effect on the date of this Agreement shall continue in full force and effect until such restrictions lapse pursuant to the terms of such agreements.

               (d) Adjustments to Exchange Ratios. The Exchange Ratios shall be equitably adjusted to reflect fully the effect of any stock split, reverse split, stock combination, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Capital Stock), reorganization, reclassification, recapitalization or other like change with respect to Parent Common Stock or Company Capital Stock occurring after the date hereof and prior to the Effective Time.

               (e) Fractional Shares. No fraction of a share of Parent Common Stock will be issued in the Merger, but in lieu thereof, each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (a) such fraction, multiplied by (b) the Closing Price.

               (f) Capital Stock of Merger Sub. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each share certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

        1.7 Dissenting Shares.

               (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has demanded and perfected dissenters' rights for such shares in accordance with the California Code and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("Dissenting Shares") shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by the California Code.

               (b) Notwithstanding the provisions of subsection (a) above, if any holder of shares of Company Capital Stock who demands purchase of such shares under the California Code shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's dissenters' rights, then, as of the later of (i) the Effective Time or (ii) the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock as provided in Section 1.6, without interest thereon, upon surrender of the certificate representing such shares.

               (c) The Company shall give Parent (i) prompt notice of its receipt of any written demands for purchase of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments relating to the Merger served pursuant to the California Code and received by the Company and
(ii) the opportunity to participate in all negotiations and proceedings with respect to demands for purchase of any shares of Company Capital Stock under the California Code. The Company shall not, except with the prior written consent of Parent or as may be required under applicable law, voluntarily make any payment with respect to any demands for purchase of Company Capital Stock or offer to settle or settle any such demands.

        1.8 Exchange Procedures.

               (a) Parent Common Stock. On the Closing Date, Parent shall deposit with the Exchange Agent for exchange in accordance with this Article 1, the aggregate number of shares of Parent Common Stock issuable in exchange for outstanding shares of Company Capital Stock and cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 1.6(e); provided, however, that, on behalf of the holders of Company Capital Stock, Parent shall deposit into an escrow account a number of shares of Parent Common Stock equal to the Escrow Amount. The portion of the Escrow Amount contributed on behalf of each holder of Company Capital Stock shall be in proportion to the aggregate number of shares of Parent Common Stock which such holder would otherwise be entitled to receive by virtue of ownership of outstanding shares of Company Capital Stock.

               (b) Exchange Procedures. As soon as practicable after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock and which shares were converted into the right to receive shares of Parent Common Stock pursuant to
Section 1.6, (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Article 7 hereof), to which such holder is entitled pursuant to Section 1.6 and cash in lieu of fractional shares, and the Certificate so surrendered shall be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article 7 hereof, Parent shall cause to be distributed to the Escrow Agent a certificate or certificates (in such denominations as may be requested by the Escrow Agent) representing that number of shares of Parent Common Stock equal to the Escrow Amount, which certificate shall be registered in the name of the Escrow Agent. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate Parent as provided in Article 7. Until surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted and cash in lieu of fractional shares.

               (c) Distributions With Respect to Unexchanged Shares of Company Capital Stock. No dividends or other distributions with respect to Parent Common Stock declared or made after the Effective Time and with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 1.8(c)) with respect to such whole shares of Parent Common Stock.

               (d) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued pursuant to the Merger in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

        1.9 No Further Ownership Rights in Company Capital Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof (including any cash in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Company of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 1.

        1.10 Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue certificates representing such shares of Parent Common Stock and cash in lieu of fractional shares in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof; provided, however, that Parent or the Exchange Agent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to provide an indemnity or deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

        1.11 Exemption from Registration; California Permit. The shares of Parent Common Stock to be issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by reason of Section 3(a)(10) thereof. The shares of Parent Common Stock will be qualified under the California Code, pursuant to Section 25121 thereof, after a fairness hearing has been held pursuant to the authority granted by Section 25142 of such law. Such fairness hearing shall also address the assumption by Parent of all Company Options and Company Stock Purchase Rights pursuant to Section 1.6 hereof. Each of Parent and the Company shall use commercially reasonable efforts to (i) file an application for issuance of a California permit to issue such securities and assume such options within five (5) business days from the date of this Agreement and (ii) obtain such permit.

        1.12 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Surviving Corporation are fully authorized to take, and will take, all such lawful and necessary action.

                                   ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to each of Parent and Merger Sub, subject to such exceptions as are specifically disclosed with respect to specific sections of this Article 2 in the Disclosure Schedule delivered herewith and dated as of the date hereof, as follows:

        2.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has all requisite corporate power and authority to conduct its business as now conducted and as currently proposed to be conducted and to own, use, license and lease its Assets and Properties. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership, use, licensing or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not have a material adverse effect on the Business or Condition of the Company. Section 2.1 of the Disclosure Schedule sets forth each jurisdiction where the Company is so qualified or licensed to do business and separately lists each other jurisdiction in which the Company owns, uses, licenses or leases its Assets and Properties, or has employees or engages independent contractors.

        2.2 Authority Relative to this Agreement. Subject only to the requisite approval of the Merger and this Agreement by the shareholders of the Company, the Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, and the performance by the Company of its obligations hereunder, have been duly and validly authorized by all necessary action by the Board of Directors of the Company, and no other action on the part of the Board of Directors of the Company is required to authorize the execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization and valid execution and delivery hereof by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity.

        2.3 Capital Stock. The authorized capital stock of the Company consists only of 30,000,000 shares of Common Stock, $0.01 par value per share (the "Company Common Stock"), of which 4,757,844 shares of Company Common Stock are issued and outstanding as of the date hereof, and 9,579,999 shares of Preferred Stock, $0.01 par value per share (the "Company Preferred Stock"). The designation and status of the Company Preferred Stock is as follows: (i) 5,000,000 shares are designated as Series A Preferred Stock, 5,000,000 of which are issued and outstanding as of the date hereof, (ii) 2,299,999 shares are designated as Series B Preferred Stock, 2,299,999 of which are issued and outstanding as of the date hereof, and (iii) 2,280,000 shares are designated as Series C Preferred Stock, 1,206,636 of which are issued and outstanding as of the date hereof. All of the issued and outstanding shares of Company Common Stock and Company Preferred Stock are validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable federal and state securities Laws. No shares of Company Common Stock or Company Preferred Stock are held in treasury or are reserved for issuance. Section 2.3 of the Disclosure Schedule lists the name and last known state of residence of each holder of Company Common Stock and Company Preferred Stock provided to the Company by such holder. With respect to any Company Common Stock or Company Preferred Stock that has been issued subject to a repurchase option on the part of the Company, Section 2.3 of the Disclosure Schedule sets forth the holder thereof, the number and type of securities covered thereby, and the vesting schedule thereof (including a description of the circumstances under which such vesting schedule can or will be accelerated). As of the date hereof, there are no outstanding obligations, agreements, arrangements or understandings to which the Company is a party (written or oral) to issue Options with respect to the Company and there are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of Company Capital Stock created by statute, the articles of incorporation or by-laws of the Company. As of the date hereof, there are no agreements or other arrangements to which the Company is a party or to which it is bound (written or oral) pursuant to which the Company has the right to elect to satisfy any material Liability by issuing Company Common Stock or Equity Equivalents. With respect to each Company Option, Section 2.3 of the Disclosure Schedule sets forth the holder thereof, the number and type of securities issuable thereunder, and, if applicable, the exercise price therefor, the exercise period and vesting schedule thereof (including a description of the circumstances under which such vesting schedule can or will be accelerated). All of the Company Options were issued in compliance with all applicable federal and state securities Laws. Except for the agreements contained in this Agreement, there are no agreements or understandings (i) between or among the Company and any of its securityholders or (ii) to the Company's knowledge, between or among any of the Company's securityholders which affect, restrict or relate to voting, giving of written consents, dividend rights or transferability of shares with respect to the Company Capital Stock, including without limitation any voting trust agreement or proxy.

        2.4 No Subsidiaries. The Company has no Subsidiaries subject to any obligations or Liabilities other than those incurred in connection with its incorporation or organization and does not otherwise hold any equity, membership, partnership, joint venture or other ownership interest in any Person.

        2.5 No Conflicts. The execution and delivery by the Company of this Agreement does not, the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby do not and will not:

               (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation, as amended, or by-laws of the Company;

               (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in clause 2.5(c)(iii) below, if any, conflict with or result in a violation or breach of any Law or Order applicable to the Company or any of its Assets and Properties; or

               (c) (i) conflict with or result in a violation or breach of, (ii) constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, (iii) require the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Governmental or Regulatory Authority as a result or under the terms of (except for (I) the filing of the Agreement of Merger, together with the required officers' certificates; (II) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state or federal securities laws; and (III) such filings as may be required under the HSR Act), (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to,
(v) result in or give to any Person any material additional rights or entitlement to increased, additional, accelerated or guaranteed payments or performance under, (vi) result in the creation or imposition of (or the obligation to create or impose) any material Lien upon the Company or any of its Assets and Properties under or (vii) result in the loss of a benefit under, any of the terms, conditions or provisions of any Contract or material License to which the Company is a party or by which any of the Company's Assets and Properties is bound.

        2.6 Books and Records; Organizational Documents. The minute books and stock record books and other similar records of the Company have been provided or made available to Parent or its counsel prior to the execution of this Agreement and are complete and correct in all material respects.. Such minute books contain a true and in all material respects complete record of all actions taken at all meetings and by all written consents in lieu of meetings of the directors, shareholders and committees of the Board of Directors of the Company from the date of the Company's incorporation through the date hereof. The Company has prior to the execution of this Agreement delivered to Parent true and complete copies of its articles of incorporation and by-laws, both as amended through the date hereof. The Company is not in violation of any provisions of its articles or by-laws.

        2.7 Company Financial Statements. Section 2.7 of the Disclosure Schedule sets forth the Company Financials. The Company Financials delivered to Parent are correct and complete in all material respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto, and, in the case of the Interim Financial Statements, subject to normal year-end adjustments, which adjustments will not be material in amount or significance). The Company Financials present fairly and accurately in all material respects the financial condition and operating results of the Company as of the dates and during the periods indicated therein, subject, in the case of the Interim Financial Statements, to normal year-end adjustments, which adjustments will not be material in amount or significance and except that the Interim Financial Statements may not contain footnotes. Since December 31, 1998, there has been no change in any accounting policies, principles, methods or practices, including any change with respect to reserves (whether for bad debts, contingent liabilities or otherwise), of the Company.

        2.8 Absence of Changes. Since the Audited Financial Statement Date, there has not been any material adverse change in the Business or Condition of the Company or any occurrence or event which, individually or in the aggregate could be reasonably expected to have any material adverse change in the Business or Condition of the Company. In addition, without limiting the foregoing, except as expressly contemplated hereby, there has not occurred since the Audited Financial Statement Date:

               (a) the entering into of any Contract, material commitment or transaction or the incurrence of any material Liabilities outside of the ordinary course of business consistent with past practice;

               (b) the entering into of any Contract in connection with any transaction involving a Business Combination;

               (c) the alteration, or entering into of any Contract or other commitment to alter, its equity interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any equity interest on the date hereof;

               (d) the entering into of any strategic alliance, joint development or joint marketing Contract other than joint marketing efforts in the ordinary course of business consistent with past practice with its customers with whom the Company had such a relationship at the Audited Financial Statement Date;

               (e) any material amendment or other material modification (or agreement to do so), except in the ordinary course of business consistent with past practice, or violation of any material terms of, any of the Contracts set forth or described in the Disclosure Schedule;

               (f) the entering into of any transaction with any officer, director or shareholder of the Company, other than pursuant to any Contract in effect on the Audited Financial Statement Date and disclosed to Parent pursuant to Section 2.18 of the Disclosure Schedule or other than pursuant to any contract of employment and listed pursuant to Section 2.16(a) of the Disclosure Schedule;

               (g) the entering into or amendment of any Contract pursuant to which any other Person is granted manufacturing, marketing, distribution, licensing or similar rights of any type or scope with respect to any products of the Company or Company Intellectual Property other than as contemplated by the Company's Contracts or Licenses disclosed in the Disclosure Schedule or otherwise in the ordinary course of business consistent with past practice with a Person with whom the Company had such a relationship at the Audited Financial Statement Date;

               (h) the commencement of any Action or Proceeding by the Company or the commencement of any Action or Proceeding against the Company of which the Company has notice;

               (i) the declaration, setting aside or payment of any dividends on or making of any other distributions (whether in cash, stock or property) in respect of any Company Capital Stock or Equity Equivalents, or any split, combination or reclassification of any Company Capital Stock or Equity Equivalents or issuance or authorization of the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock or Equity Equivalents, or the repurchase, redemption or other acquisition, directly or indirectly, of any shares of Company Capital Stock or Equity Equivalents, except repurchases of Company Capital Stock pursuant to agreements with the Company's employees, directors and consultants relating to repurchases at cost upon the termination of service with the Company;

               (j) except for (i) the issuance of shares of Company Capital Stock upon exercise or conversion of then-outstanding Company Options or Company Preferred Stock listed in Section 2.3 of the Disclosure Schedule, or (ii) the issuance of options available for grant under the Company's existing stock option plan in the ordinary course of business to employees who are not officers of the Company consistent with past practice, the issuance, grant, delivery, sale or authorization of or proposal to issue, grant, deliver or sell, or purchase or proposal to purchase, any shares of Company Capital Stock, Equity Equivalents or modification or amendment of the rights of any holder of any outstanding shares of Company Capital Stock or Equity Equivalents (including to reduce or alter the consideration to be paid to the Company upon the exercise of any outstanding Company Options or other Equity Equivalents), nor have there been any agreements, arrangements, plans or understandings with respect to any such modification or amendment;

               (k) any amendments to the Company's articles of incorporation or by-laws;

               (l) any transfer (by way of a License or otherwise) to any Person of rights to any Company Intellectual Property other than non-exclusive transfers to the Company's customers, distributors or other licensees at the Audited Financial Statement Date in the ordinary course of business consistent with past practice;

               (m) any disposition or sale of, waiver of rights to, license or lease of, or incurrence of any material Lien on, any material Assets and Properties of the Company, other than dispositions of inventory, or licenses of products to Persons to whom the Company had granted licenses of its products at the Audited Financial Statement Date, in the ordinary course of business of the Company consistent with past practice;

               (n) any purchase of any material Assets and Properties of any Person other than acquisitions of inventory, or licenses of products, in the ordinary course of business of the Company consistent with past practice;

               (o) any capital expenditure or commitment by the Company for additions to property, plant or equipment of the Company constituting capital assets individually in an amount exceeding $50,000 or in the aggregate in an amount exceeding $100,000;

               (p) the write-off or write-down or making of any determination to write off or write-down, or revalue, any of the Assets and Properties of the Company, or change in any reserves or liabilities associated therewith, individually in an amount exceeding $50,000 or in the aggregate in an amount exceeding $100,000;

               (q) the payment, discharge or satisfaction, in an amount in excess of $25,000, in any one case, or $50,000 in the aggregate, of any claims or Liability, other than the payment, discharge or satisfaction in the ordinary course of business of Liabilities reflected or reserved against in the Company Financial Statements or incurred in the ordinary course of business since the Financial Statement Date;

               (r) the failure to pay or otherwise satisfy material Liabilities of the Company consistent with the Company's past practices, except such as are being contested in good faith;

               (s) the incurrence of any Indebtedness or guarantee any such material Indebtedness in an aggregate amount exceeding $100,000 or issuance or sale of any debt securities of the Company or guarantee any debt securities of others;

               (t) the grant of any severance or termination pay to any director, officer employee or consultant, except payments made pursuant to written Contracts outstanding on the date hereof, the terms of which are disclosed in the Disclosure Schedule;

               (u) the increase of greater than five percent (5%) in salary, rate of commissions, rate of consulting fees or any other compensation of any current or former officer, director, employee, independent contractor or consultant of the Company;

               (v) the payment, individually in an amount exceeding $10,000, of any consideration of any nature whatsoever (other than salary, commissions or consulting fees and customary benefits paid to any current or former officer, director, employee or consultant of the Company) to any current or former officer, director, employee, independent contractor or consultant of the Company;

               (w) the establishment or modification of (i) targets, goals, pools or similar provisions under any Plan, employment Contract or other employee compensation arrangement or independent contractor Contract or other compensation arrangement or (ii) salary ranges, increased guidelines or similar provisions in respect of any Plan, employment Contract or other employee compensation arrangement or independent contractor Contract or other compensation arrangement;

               (x) the payment of any discretionary or stay bonus;

               (y) the cancellation, material amendment or failure to renew any insurance policy other than in the ordinary course of business consistent with past practice, or failure to use commercially reasonable efforts to give all notices and present all claims under all such policies in a timely fashion;

               (z) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the real or personal property or equipment of the Company individually or in the aggregate in an amount exceeding $50,000; or

               (aa) any entering into of any Contract, arrangement or understanding to do, engage in, cause or having the effect of any of the foregoing, including with respect to any Business Combination not otherwise restricted by the foregoing paragraphs.

        2.9 No Undisclosed Liabilities. Except as reflected or reserved against in the balance sheet of the Company included in the Company Financials (including the notes thereto), there are no Liabilities of the Company, other than Liabilities incurred in the ordinary course of business consistent with past practice since the Financial Statement Date and in accordance with the provisions of this Agreement which, individually and in the aggregate, are not material to the Business or Condition of the Company, and are not for tort or for breach of contract.

        2.10 Taxes.

               (a) All Tax Returns required to have been filed by or with respect to the Company or any affiliated, consolidated, combined, unitary or similar group of which the Company is or was a member (a "Relevant Group") have been duly and timely filed (including any extensions). All such Tax Returns are true, complete and correct in all material respects, and all Tax liabilities reflected thereon have been paid. All Tax liabilities accruing to the Company or any member of a Relevant Group for periods (or portions of periods) through the Financial Statement Date, whether or not shown on any Tax Return filed to date, have either been paid or accrued on the Interim Financial Statements.

               (b) The Company is not a party to any agreement extending the time within which to file any Tax Return. No claim has ever been made by a Taxing Authority of any jurisdiction in which the Company or any member of any Relevant Group does not file Tax Returns that the Company or such member is or may be subject to taxation by that jurisdiction.

               (c) The Company and each member of any Relevant Group has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor or independent contractor.

               (d) The Company does not have knowledge of any actions by any Taxing Authority in connection with assessing additional Taxes against or in respect of it or any Relevant Group for any past period. There is no dispute or claim concerning any Tax liability of the Company either (i) threatened, claimed or raised by any Taxing Authority or (ii) of which the Company is aware. There are no Liens for Taxes upon the Assets and Properties of the Company other than Liens for Taxes not yet due. Section 2.11 of the Disclosure Schedule indicates those Tax Returns, if any, of the Company and each member of any Relevant Group that have been audited or examined by Taxing Authorities, and indicates those Tax Returns of the Company and each member of any Relevant Group that currently are the subject of audit or examination. The Company has delivered to Parent complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, the Company and each member of any Relevant Group since the fiscal year ended December 31, 1996.

               (e) There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns required to be filed by, or which include or are treated as including, the Company or with respect to any Tax assessment or deficiency affecting the Company or any Relevant Group.

               (f) The Company has not received any written ruling related to Taxes or entered into any agreement with a Taxing Authority relating to Taxes.

               (g) The Company has no liability for the Taxes of any Person other than the Company (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor, (iii) by Contract or (iv) otherwise.

               (h) The Company (i) has neither agreed to make nor is required to make any adjustment under Section 481 of the Code by reason of a change in accounting method and (ii) is not a "consenting corporation" within the meaning of Section 341(f)(1) of the Code.

               (i) The Company is not a party to or bound by any obligations under any tax sharing, tax allocation, tax indemnity or similar agreement or arrangement.

               (j) The Company is not involved in, subject to, or a party to any joint venture, partnership, Contract or other arrangement that is treated as a partnership for federal, state, local or foreign Income Tax purposes.

               (k) The Company was not included and is not includible in the Tax Return of any Relevant Group with any corporation other than such a return of which the Company is the common parent corporation.

               (l) The Company has not made any payments, is not obligated to make any payments, nor is a party to any Contract that under certain circumstances could require it to make any payments that are not deductible as a result of the provisions set forth in Section 280G of the Code or the Treasury regulations thereunder or would result in an excise tax to the recipient of any such payment under Section 4999 of the Code.

               (m) There is currently no limitation on the utilization of the net operating losses, built-in losses, capital losses, Tax credits or other similar items of the Company under (i) Section 382 of the Code, (ii) Section 383 of the Code, (iii) Section 384 of the Code, and (iv) Section 1502 of the Code and Treasury regulations promulgated thereunder.

               (n) The Company is not nor has it ever been a United States real property holding corporation within the meaning of Section 897(c)(1)(A)(ii) of the Code.

        2.11 Legal Proceedings.

               (a) Except as set forth in Section 2.11 of the Disclosure
Schedule:

                      (i) there are no material Actions or Proceedings pending or, to the knowledge of the Company, threatened against the Company or its Assets and Properties;

                      (ii) there are no facts or circumstances known to the Company that could reasonably be expected to give rise to any material Action or Proceeding against the Company; and

                      (iii) the Company has not received notice, and does not otherwise have knowledge of any Orders outstanding against the Company.

               (b) Prior to the execution of this Agreement, the Company has delivered to Parent all responses of counsel for the Company to auditor's requests for information for the preceding three years (together with any updates provided by such counsel) regarding Actions or Proceedings pending or threatened against the Company. Section 2.11(b) of the Disclosure Schedule sets forth all material Actions or Proceedings pending or, to the Company's knowledge, threatened against the Company or any of its material Assets and Properties during the three-year period prior to the date hereof.

        2.12 Compliance with Laws and Orders. The Company has not violated, and is not currently in default under, any Law or Order applicable to the Company or any of its Assets and Properties, except for any such violations or defaults that could not reasonably be expected to have a material adverse effect on the Business or Condition of the Company.

        2.13 Plans; ERISA.

               (a) Existence of Plans. For purposes of this Agreement, the term "Plans" shall mean (i) all "employee benefit plans" (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), of which any of the Company, any Subsidiary, or any member of the same controlled group of businesses as the Company or any Subsidiary within the meaning of Section 4001(a)(14) of ERISA (an "ERISA Affiliate") is or ever was a sponsor or participating employer or as to which the Company or any Subsidiary or any of their ERISA Affiliates makes contributions or is required to make contributions, and (ii) any similar employment, severance or other arrangement or policy of any of the Company any Subsidiary or any of their ERISA Affiliates (whether written or oral) providing for health, life, vision or dental insurance coverage (including self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits or retirement benefits, fringe benefits, or for profit sharing, deferred compensation, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits.
Section 2.14 of the Disclosure Schedule discloses each Plan that the Company or any of its ERISA Affiliates maintains or sponsors, or to which any such entity makes or is required to make contributions. Except as disclosed on Section 2.13 of the Disclosure Schedule, (i) none of the Plans is or was a "multi-employer plan", as defined in Section 3(37) of ERISA, none of the Plans is or was a "defined benefit pension plan" within the meaning of Section 3(35) of ERISA,
(ii) none of the Plans provides or provided post-termination medical or health benefits (other than those required by Law or pursuant to individual Severance arrangements of two years or less), (iii) none of the Plans is or was a "welfare benefit fund," as defined in Section 419(e) of the Code, or an organization described in Sections 501(c)(9) or 501(c)(20) of the Code, (iv) neither the Company, any Subsidiary nor any ERISA Affiliate is or was a party to any collective bargaining agreement, and (v) neither the Company, any Subsidiary nor any ERISA Affiliate has announced or otherwise made any commitment to create or materially amend any Plan. Notwithstanding any statement or indication in this Agreement to the contrary, there are no Plans (a) as to which Parent will be required to make any contributions or with respect to which Parent shall have any material obligation or liability, whether on behalf of any of the current employees of the Company or any Subsidiary or on behalf of any other person, after the Closing, or (b) which Parent, the Surviving Corporation or any Subsidiary will not be able to terminate prior to or immediately after the Closing in accordance with their terms and ERISA. With respect to each of such Plans, at the Closing there will be no material unrecorded liabilities with respect to the establishment, implementation, operation, administration or termination of any such Plan, or the termination of the participation in any such Plan by the Company, any Subsidiary or any of their respective ERISA Affiliates. With respect to each Plan required to be disclosed on Section 2.13 of the Disclosure Schedule, the Company has delivered to Parent copies of: (i) each of the Plans and any related funding agreements thereto (including insurance contracts) including all amendments, all of which are legally valid and binding and in full force and effect and there are no defaults thereunder,
(ii) the currently effective Summary Plan Description pertaining to each of the Plans, if any, (iii) the three (3) most recent annual reports for each of the Plans (including all related schedules), (iv) the most recent Internal Revenue Service determination, opinion, notification or advisory letter (as applicable) for each Plan which is intended to constitute a qualified plan under Section 401 of the Code and each amendment to each of the foregoing documents, and (v) for each unfunded Plan, financial statements, if any, consisting of (A) the consolidated statement of assets and liabilities of such Plan as of its most recent valuation date, and (B) the statement of changes in fund balance and in financial position or the statement of changes in net assets available for benefits under such Plan for the most recently-ended plan year, which such financial statements shall fairly present the financial condition and the results of operations of such Plan in accordance with GAAP, consistently applied, as of such dates.

               (b) Penalties. Neither the Company nor any of its ERISA Affiliates is subject to any material liability, tax or penalty to any person or agency as a result of engaging in a prohibited transaction under ERISA or the Code, and neither the Company, any Subsidiary nor any of their respective ERISA Affiliates has any knowledge of any circumstances which reasonably might result in any material liability, tax or penalty, including but not limited to, a material penalty under Section 502 of ERISA, as a result of a breach of any duty under ERISA or under other Laws. Each Plan which is required to comply with the provisions of Sections 4980B and 4980C of the Code, or with the requirements referred to in Section 4980D of the Code, has complied with such requirements in all material respects.

               (c) Deficiencies; Qualification. None of the Plans nor any trust created thereunder has incurred any "accumulated funding deficiency" as such term is defined in Section 412 of the Code, whether or not waived, since the effective date of said Section 412, and no condition has occurred or exists which by the passage of time could be expected to result in an accumulated funding deficiency as of the last day of the current plan year of any such Plan. Furthermore, neither the Company, any Subsidiary nor any of their respective ERISA Affiliates has any unfunded liability under ERISA in respect of any of the Plans. Each of the Plans which is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination, opinion, notification or advisory letter from the Internal Revenue Service or has remaining a period of time under applicable Treasury regulations or IRS procurements in which to apply for such a letter, and has been operated in accordance with its terms and with the provisions of the Code in all material respects. All of the Plans have been administered and maintained in substantial compliance with ERISA, the

Code and all other applicable Laws. All material contributions required to be made to each of the Plans under the terms of that Plan, ERISA, the Code or any other applicable Laws have been timely made. Each Plan intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code is in compliance with such requirements. There are no Liens against the property of the Company, any Subsidiary or any of their respective ERISA Affiliates under Section 412(n) of the Code or Sections 302(f) or 4068 of ERISA. The Interim Financial Statements properly reflect all material amounts required to be accrued as liabilities to date under each of the Plans. The execution and performance of this Agreement will not (i) result in any obligation or liability (with respect to accrued benefits or otherwise) of Parent, the Surviving Corporation, or any Subsidiary to the PBGC, any Plan, or any present or former employee of Parent, the Surviving Corporation, or any Subsidiary, (ii) be a trigger event under any Plan that will result in any payment (whether of severance pay or otherwise) becoming due to any present or former employee, officer, director, shareholder, contractor, or consultant, or any of their dependents, or (iii) accelerate the time of payment or vesting, or increase the amount, of compensation due to any employee, officer, director, shareholder, contractor, or consultant of the Company or any Subsidiary. With respect to any insurance policy which provides, or has provided, funding for benefits under any Plan, (I) there is and will be no liability of the Company, any Subsidiary or Parent in the nature of a retroactive or retrospective rate adjustment, loss sharing arrangement, or actual or contingent liability as of the Closing date, nor would there be any such liability if such insurance policy were terminated as of the Closing Date, and (II) to the knowledge of the Company, no insurance company issuing any such policy is in receivership, conservatorship, bankruptcy, liquidation, or similar proceeding, and no such proceedings with respect to any insurer are imminent.

               (d) Litigation. Other than routine claims for benefits under the Plans, there are no pending, or, to the best knowledge of the Company, threatened, Actions or Proceedings involving the Plans, or the fiduciaries, administrators, or trustees of any of the Plans or the Company, any Subsidiary or any of their respective ERISA Affiliates as the employer or sponsor under any Plan, with any of the IRS, the Department of Labor, the PBGC, any participant in or beneficiary of any Plan or any other person whomsoever. The Company knows of no reasonable basis for any such claim, lawsuit, dispute, action or controversy.

        2.14 Title to Property. The Company has good and marketable title to all of its properties, interests in properties and assets, real and personal, reflected in the Company Financials or acquired after the Financial Statement Date (except properties, interests in properties and assets sold or otherwise disposed of since the Financial Statement Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which is reflected on the Company Financials. The plants, property and equipment of the Company that are used in the operation of its business are in good operating condition and repair, subject to normal wear and tear. All properties used in the operation of the Company are reflected in the Company Financials to the extent GAAP requires the same to be reflected.

        2.15 Intellectual Property.

               (a) Section 2.15(a) of the Disclosure Schedule lists all Company Registered Intellectual Property and lists any proceedings or actions in which the Company is a named party and that are pending as of the date hereof before any court or tribunal (including the PTO or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property and any other such proceeding or action that the Company has knowledge of (whether or not the Company is a party thereto).

               (b) Each item of Company Intellectual Property, including all Company Registered Intellectual Property listed in Section 2.15(a) of the Disclosure Schedule, is owned exclusively by the Company and is free and clear of any Liens (excluding Intellectual Property licensed to the Company under any License and any Intellectual Property co-owned with any third party). The Company (i) owns exclusively all trademarks, service marks and trade names currently used in connection with the operation or conduct of the business of the Company, including the sale of any products or technology or the provision of any services by the Company and (ii) owns exclusively, and has good title to, all copyrighted works that are Company products or other works of authorship that the Company otherwise purports to own; provided, however, that such works may incorporate copyrighted works or works of authorship of third parties which are licensed to or co-owned by the Company or are in the public domain.

               (c) To the extent that any Company Intellectual Property has been developed or created by any Person other than the Company, the Company has a written agreement with such Person with respect thereto and the Company has either (i) obtained ownership of, and is the exclusive or co-owner of, all such Intellectual Property by operation of law or by valid assignment of any such rights or (ii) has obtained a License under or to such Intellectual Property.

               (d) Except pursuant to agreements described in Section 2.15(d) of the Disclosure Schedule, the Company has not transferred ownership of or granted any License of or other right to use or authorized the retention of any rights to use any Intellectual Property that is or was Company Intellectual Property, to any other Person.

               (e) The Company Intellectual Property constitutes all the Intellectual Property (other than patents which may issue to the Company based on current patent applications of the Company) used in and/or necessary to the conduct of the Company's business as it currently is conducted or as currently proposed to be conducted, including, without limitation, the design, development, distribution, marketing, manufacture, use, import, license, and sale of the products, technology and services of the Company (including products, technology, or services currently under development).

               (f) The Contracts and Licenses listed in Section 2.15(f) of the Disclosure Schedule include all Contracts and Licenses to which the Company is a party with respect to any Intellectual Property. No Person other than the Company has ownership rights to improvements made by the Company in Intellectual Property which has been licensed to the Company.

               (g) Section 2.15(g) of the Disclosure Schedule lists all Contracts, Licenses and agreements between the Company and any other Person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or Liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other Person of the Intellectual Property of any Person other than the Company.

               (h) The operation of the business of the Company as currently conducted or as presently proposed to be conducted, including the Company's design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company does not infringe or misappropriate the Intellectual Property of any Person (other than patents that may issue in the future), violate the rights of any Person (including rights to privacy or publicity), or constitute unfair competition or trade practices under any applicable Laws, and the Company has not received notice from any Person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Intellectual Property of any Person or constitutes unfair competition or trade practices under any applicable Law, including notice of third party patent or other Intellectual Property rights from a potential licensor of such rights.

               (i) Each item of Company Registered Intellectual Property is valid and subsisting, and all necessary registration, maintenance, renewal fees, annuity fees and taxes in connection with such Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. Section 2.15(i) of the Disclosure Schedule lists all actions that must be taken by the Company within 180 days from the date hereof, including the payment of any registration, maintenance, renewal fees, annuity fees and taxes or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Company Registered Intellectual Property. In each case in which the Company has acquired any Registered Intellectual Property rights from any Person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer such rights in such Registered Intellectual Property (including the right to seek past and future damages with respect to such Registered Intellectual Property) to the Company and, to the maximum extent provided for by, and in accordance with, applicable Laws, the Company has recorded each such assignment with the relevant Governmental or Regulatory Authority where such Registered Intellectual Property is registered, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

               (j) There are no Contracts or Licenses between the Company and any other Person with respect to Company Intellectual Property under which there is any dispute known to the Company regarding the scope of such Contract or License, or performance under such Contract or License, including with respect to any payments to be made or received by the Company thereunder.

               (k) To the knowledge of the Company, no Person is infringing or misappropriating any Company Intellectual Property.

               (l) The Company has taken commercially reasonable steps to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other Person to the Company subject to a duty of confidentiality. Without limiting the foregoing, the Company has, and enforces, a policy requiring each employee, consultant and independent contractor to execute proprietary information, confidentiality and invention and copyright assignment agreements substantially in the form set forth in Section 2.15(l) of the Disclosure Schedule, and all current and former employees, consultants and independent contractors of the Company have executed such an agreement.

               (m) No Company Intellectual Property or product, technology or service of the Company is subject to any Order or Action or Proceeding that restricts, or that is reasonably expected to restrict in any manner, the use, transfer or licensing of any Company Intellectual Property by the Company or that may affect the validity, use or enforceability of such Company Intellectual Property.

               (n) There is no Order or Action or Proceeding pending or, to the Company's knowledge, threatened alleging that any (i) product, technology, service or publication of the Company, (ii) material published or distributed by the Company or (iii) conduct or statement of Company constitutes material, false advertising or otherwise violates any Law.

               (o) The Company's current products (including products currently under development) are "Year 2000 Compliant," where "Year 2000 Compliant" means that such products have been designed and tested so that, when used in accordance with their associated documentation, they are capable upon installation of accurately processing, providing and/or receiving (i) date-related data from, into and between the Twentieth (20th) and Twenty-First
(21st) centuries, or (ii) date-related data in connection with any valid date in the Twentieth (20th) and Twenty-First (21st) centuries; provided that all other products used in combination in any way with the Company's products properly exchange date-related data with them. The Company has used commercially reasonable efforts to ensure that the information technology systems and non-information technology systems used by Company in its internal operations will function properly beyond 1999, which efforts are described in Section 2.15(o) of the Disclosure Schedule, and the Company has no knowledge of material issues that have arisen in connection therewith. The Company has made inquiries to its key third-party vendors and providers as to the status of their Year 2000 efforts, and has not uncovered any problems that would adversely affect the operation of the products or that could materially disrupt or harm the day-to-day functioning of the business or operations of the Company.

               (p) Neither this Agreement nor any transactions contemplated by this Agreement will result in Parent's granting any rights or licenses with respect to the

Intellectual Property of Parent to any Person pursuant to any Contract to which the Company is a party or by which any of its Assets and Properties are bound.

        2.16 Contracts.

               (a) Section 2.16(a)(1) of the Disclosure Schedule contains a true and complete list of each of the Company's Contracts (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been made available to Parent prior to the execution of this Agreement). Section 2.16(a)(2) of the Disclosure Schedule contains a true and complete list of each Contract of the Company not terminable by the Company upon 30 days (or less) notice by the Company without penalty or obligation to make payments based on such termination.

               (b) Each Contract required to be disclosed in Section 2.16(a) of the Disclosure Schedule constitutes a legal, valid and binding agreement, enforceable in accordance with its terms and, to the knowledge of the Company, no other party to such Contract is, nor has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract).

               (c) The Company is not a party to or bound by any Contract that
(i) automatically terminates or allows termination by the other party thereto upon consummation of the transactions contemplated by this Agreement or (ii) contains any covenant or other provision which limits the Company's ability to compete with any Person in any line of business or in any area or territory.

        2.17 Insurance. The Company has policies of insurance and bonds of the type and in amounts the Company believes are adequate given the business and assets of the Company. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in compliance with the terms of such policies and bonds. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

        2.18 Affiliate Transactions.

               (a) Except as disclosed in Section 2.18(a) of the Disclosure Schedule, (i) there are no Contracts or Liabilities between the Company, on the one hand, and (I) any current or former officer, director or shareholder, on the other hand, (ii) the Company does not provide or cause to be provided any assets, services or facilities to any such current or former officer, director or shareholder, (iii) neither the Company nor any such current or former officer, director or shareholder provides or causes to be provided any assets, services or facilities to the Company, and (iv) the Company does not beneficially own, directly or indirectly, any Investment Assets of any such current or former officer, director or shareholder.

               (b) Each of the Contracts and Liabilities listed in Section 2.18(a) of the Disclosure Schedule were entered into or incurred, as the case may be, on terms no less favorable to the Company (in the reasonable judgment of the Company) than if such Contract or Liability was entered into or incurred on an arm's-length basis on competitive terms. Any Contract to which the Company is a party and in which any director of the Company has a financial interest in such Contract was approved in accordance with Section 310 of the California Code.

        2.19 Employees; Labor Relations.

               (a) The Company is not a party to any collective bargaining agreement and there is no unfair labor practice or labor arbitration proceedings pending with respect to the Company, or, to the knowledge of the Company, threatened, and there are no facts or circumstances known to the Company that could reasonably be expected to give rise to such complaint or claim. To the knowledge of the Company, there are no organizational efforts presently underway or threatened involving any employees of the Company or any of the employees performing work for the Company but provided by an outside employment agency, if any. There has been no work stoppage, strike or other concerted action by employees of the Company.

               (b) All employees of the Company are employed at will. Section 2.19(b) of the Disclosure Schedule sets forth the name of each officer, employee and consultant, together with such person's position or function, annual base salary or wage and any incentive, severance or bonus arrangements with respect to such person. The completion of the transactions contemplated by this Agreement will not result in any payment or increased payment becoming due from the Company to any officer, director, or employee of, or consultant to, the Company, and to the knowledge of the Company no employee of the Company has made any threat, or otherwise revealed an intent, to terminate such employee's relationship with the Company, for any reason, including because of the consummation of the transactions contemplated by this Agreement. The Company is not a party to any agreement for the provision of labor from any outside agency. To the knowledge of the Company, there have been no claims by employees of such outside agencies, if any, with regard to employees assigned to work for the Company, and no claims by any governmental agency with regard to such employees except as set forth in Section 2.19(b) of the Disclosure Schedule.

               (c) There have been no federal or state claims based on sex, sexual or other harassment, age, disability, race or other discrimination or common law claims, including claims of wrongful termination, of which the Company has notice by any employees of the Company or by any of the employees performing work for the Company but provided by an outside employment agency, and there are no facts or circumstances known to the Company that could reasonably be expected to give rise to such complaint or claim. The Company has complied in all material respects with all laws currently applicable to the employment of employees and, except as set forth in Section 2.19(c) of the Disclosure Schedule, the Company has not received any notice of any claim that it has not complied in any material respect with any Laws relating to the employment of employees, including without limitation, any provisions thereof relating to wages, hours, collective bargaining, the payment of Social Security and similar taxes, equal employment opportunity, employment discrimination, the WARN Act, employee safety, or that it is liable for any arrearages of wages or any taxes or penalties for failure to comply with any of the foregoing.

               (d) The Company has no written policies and/or employee handbooks or manuals except as set forth in Section 2.19(d) of the Disclosure Schedule.

               (e) To the knowledge of the Company, no officer or employee of the Company is obligated under any Contract or other agreement or subject to any Order or Law that would interfere with the Company's business as currently conducted. To the Company's knowledge, neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted nor any activity of such officers or employees in connection with the carrying on of the Company's business as presently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, constitute a default under, or trigger a condition precedent to any rights under any Contract or other agreement under which any of such officers or employees is now bound.

        2.20 Environmental Matters. To the knowledge of the Company, (i) all Hazardous Materials and wastes have been disposed of in accordance with all Environmental Laws; (ii) the Company has received no notice (verbal or written) of any noncompliance of any Site with Environmental Laws; (iii) no notices, administrative actions or suits are pending or, to the knowledge of the Company, threatened against the Company relating to a violation of any Environmental Laws; (iv) the Company has not been notified that it is a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability (CERCLA) or state analog, arising out of events occurring prior to the Closing Date; and (v) there have not been in the past, and are not now, any Hazardous Materials on, under or migrating to or from any Site, the presence of which would have a material adverse effect on the business or condition of the Company.

        2.21 Other Negotiations; Brokers; Third Party Expenses.

               (a) Neither the Company nor, to the knowledge of the Company, any of its officers, directors or shareholders (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Company or any such officers, directors or shareholders) has entered into any Contract or had any discussions with any Person regarding any transaction involving the Company which could result in Parent, the Company or any general partner, limited partner, manager, officer, director, employee, agent or Affiliate of any of them being subject to any claim for liability to said Person as a result of entering into this Agreement or consummating the transactions contemplated hereby. Section 2.24 of the Disclosure Schedule sets forth the principal terms and conditions of any Contract with respect to, and a reasonable estimate of, all Third Party Expenses expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

               (b) The Company has been advised in writing by its financial advisor, Hambrecht & Quist LLC ("H&Q"), that in H&Q's opinion, as of the date hereof, the consideration to be received by the holders of the Company Common Stock is fair, from a financial point of view, to such holders.

        2.22 Pooling of Interests. Neither the Company nor, to the Company's knowledge, any of its directors, officers or shareholders has taken any action which would reasonably be expected to preclude Parent's or the Company's ability to account for the Merger as a Pooling of Interests or jeopardize the tax-free reorganization of the Merger.

        2.23 Financial Projections. The Company has made available to Parent certain financial projections with respect to the Company's business, which projections were prepared for internal use only. The Company makes no representation or warranty regarding the accuracy of such projections or as to whether such projections will be achieved, except that the Company represents and warrants that such projections were prepared in good faith and are based on assumptions believed by it to be reasonable at the time such projections were made available to Parent.

        2.24 Approvals.

               (a) Section 2.24(a) of the Disclosure Schedule contains a list of all material Approvals of Governmental or Regulatory Authorities relating to the business conducted by the Company which are required to be given to or obtained by the Company from any and all Governmental or Regulatory Authorities in connection with the consummation of the transactions contemplated by this Agreement.

               (b) Section 2.24(b) of the Disclosure Schedule contains a list of all material non-Governmental or Governmental or Regulatory Authorities Approvals which are required to be given to or obtained by the Company from any and all third parties in connection with the consummation of the transactions contemplated by this Agreement.

               (c) The Company has obtained all material Approvals from Governmental or Regulatory Authorities necessary to conduct the business conducted by the Company in the manner as it is currently being conducted and there has been no written notice received by the Company of any material violation or material non-compliance with any such Approvals. All material Approvals from Governmental or Regulatory Authorities necessary to conduct the business conducted by the Company as it is currently being conducted are set forth in Section 2.24(c) of the Disclosure Schedule.

               (d) The affirmative vote or consent of the holders of a majority of each of (i) the Company Common Stock, and (ii) the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, voting together as a class, are the only votes of the holders of any of the Company Capital Stock necessary to approve this Agreement and the Merger and the transactions contemplated hereby.

               (e) The shareholders of the Company that have concurrently herewith entered into Support Agreements constitute (x) the holders of a majority of the Company Common Stock, and (y) the holders of a majority of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, together as a class.

        2.25 Permit Application; Information Statement. The information supplied by the Company for inclusion in the application for issuance of a permit pursuant to Section 25121 of the California Code pursuant to which the shares of Parent Common Stock to be issued in the Merger and the options to be assumed in the Merger will be qualified under the California Code (the "Permit Application") shall not at the time the fairness hearing is held pursuant to
Section 25142 of the California Code and the time the qualification of such securities is effective under Section 25122 of the California Code contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion in the information statement to be sent to the shareholders of the Company in connection with the meeting of the Company's shareholders to consider the Merger (the "Company Shareholders Meeting") (such information statement as amended or supplemented is referred to herein as the "Information Statement") shall not, on the date the Information Statement is first mailed to the Company's shareholders, at the time of the Company Shareholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which has become false or misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

        2.26 Disclosure. No representation or warranty made by the Company in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished by the Company to Parent pursuant to any provision of this Agreement (including the Company Financials and the notes thereto), when all such documents are read together in their entirety, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations set forth in Section 2.23 shall not be covered by this Section 2.26.

                                   ARTICLE 3
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub hereby represent and warrant to the Company, subject to such exceptions as specifically disclosed with respect to specific sections of this Article 3 in the Parent Disclosure Schedule delivered herewith and dated as of the date hereof, as follows:

        3.1 Organization and Qualification. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of California, each with full corporate power and authority to conduct its business as now conducted and as currently proposed to be conducted and to own, use and lease its Assets and Properties. Each of Parent and Merger Sub are duly qualified or licensed to do business and are in good standing in each jurisdiction in which the ownership, use, licensing or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not have a material adverse effect on the Business or Condition of Parent.

        3.2 Authority Relative to this Agreement. Each of Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action by Parent and Merger Sub, and no other corporate action on the part of either Parent or Merger Sub is required to authorize the execution, delivery and performance of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization and valid execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity.

        3.3 SEC Documents; Parent Financial Statements. Parent has furnished or made available to the Company true and complete copies of all SEC Documents filed by it with the SEC since April 16, 1998, all in the form so filed. As of their respective filing dates, such SEC Documents filed by Parent and all SEC Documents filed after the date hereof but before the Closing complied or will comply in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, as the case may be, and none of the SEC Documents contained or will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent such SEC Documents have been corrected, updated or superseded by a document subsequently filed with the SEC. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "Parent Financial Statements") comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and present fairly the consolidated financial position of Parent at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end adjustments). There has been no change in Parent's accounting policies except as described in the notes to the Parent Financial Statements. Except as reflected or reserved against in the balance sheet included in Parent's Annual Report on Form 10-K for the period ended December 31, 1998, Parent has no material Liabilities or other obligations, except for Liabilities and obligations (i) incurred in the ordinary course of business since the date of the most recent Parent Financial Statements or (ii) that would not be required to be reflected or reserved against in the balance sheet of Parent prepared in accordance with GAAP.

        3.4 No Conflicts. The execution and delivery by Parent and Merger Sub of this Agreement does not, and the performance by the Parent of its obligations under this Agreement and the consummation of the transactions contemplated hereby do not and will not:

               (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or by-laws of Parent or Merger Sub;

               (b) conflict with or result in a violation or breach of any Law or Order applicable to Parent or Merger Sub or their respective Assets or Properties;

               (c) except as would not have a material adverse effect on the Business or Condition of Parent or Merger Sub, (i) conflict with or result in a violation or breach of, (ii) constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under,
(iii) require the Parent to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result of the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments or performance under, (vi) result in the creation or imposition of (or the obligation to create or impose) any Lien upon Parent or Merger Sub or any of their respective Assets or Properties, or (vii) result in the loss of a benefit under, any of the terms, conditions or provisions of any Contract or License to which Parent or Merger Sub is a party or by which any of their Assets and Properties are bound.

        3.5 Pooling of Interests. Neither the Parent nor, to Parent's knowledge, any of its directors, officers or shareholders has taken any action which would reasonably be expected to preclude Parent's or the Company's ability to account for the Merger as a Pooling of Interests.

        3.6 Permit Application; Information Statement. The information supplied by Parent and Merger Sub for inclusion in the Permit Application shall not, at the time the fairness hearing is held pursuant to Section 25142 of the California Code and the time the qualification of such securities is effective under Section 25122 of the California Code, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Parent for inclusion in the Information Statement shall not, on the date the Information Statement is first mailed to the Company's shareholders, at the time of the Parent Shareholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which it is made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which has become false or misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representation, warranty or covenant with respect to any information supplied by the Company which is contained in any of the foregoing documents.

        3.7 Ownership of Merger Sub; No Prior Activities. As of the date hereof and the Effective Time, except for obligations or Liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

        3.8 Investment Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or similar fee or commission in connection with this Agreement and the transactions contemplated hereby based on arrangements made by or on behalf of Parent.

                                   ARTICLE 4
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

        4.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company agrees (unless Company is required to take such action pursuant to this Agreement or Parent shall give its prior consent in writing) to carry on its business in the ordinary course consistent with past practice, to pay its Liabilities and Taxes consistent with the Company's past practices, to pay or perform other obligations when due consistent with the Company's past practices, subject to any good faith disputes over such Liabilities, Taxes and other obligations and, to the extent consistent with such business, to use reasonable efforts and institute all policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, independent contractors and other Persons having business dealings with it, all with the express purpose and intent of preserving unimpaired its goodwill and ongoing businesses at the Effective Time.

               Except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of Parent, take, or agree in writing or otherwise to take:

               (a) any of the actions described in Sections 2.8(a) through (aa) above;

               (b) any of the following actions:

                      (i) the adoption, entering into, amendment, modification or termination (partial or complete) of any Plan;

                      (ii) any action, including the acceleration of vesting of any Company Options or other rights to acquire shares of capital stock of the Company, which would be reasonably likely to interfere with Parent's ability to account for the Merger as a Pooling of Interests or any other action that could jeopardize the tax-free reorganization hereunder, except as expressly required by any Contract set forth on the Disclosure Schedule;

                      (iii) the making or changing of any material election in respect of Taxes, the filing of any material Tax Return, the adopting or changing of any accounting method in respect of Taxes, the entering into of any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement, settlement or compromise of any claim or assessment in respect of Taxes, or the consenting to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes with any Taxing Authority or otherwise;

                      (iv) the making of any change in the accounting policies, principles, methods, practices or procedures of the Company (including without limitation for bad debts, contingent liabilities or otherwise, respecting capitalization or expense of research and development expenditures, depreciation or amortization rates or timing of recognition of income and expense);

                      (v) other than in the ordinary course of business, the making of any representation or proposal to, or engagement in substantive discussions with, any of the holders (or their representatives) of any Indebtedness, or to or with any party which has issued a letter of credit which benefits the Company;

                      (vi) the commencement or termination of, or change in, any line of business;

                      (vii) any material amendment, failure to renew, or failure to use commercially reasonable efforts to maintain in all material respects, its existing Approvals or failure to observe in all material respects any Law or Order applicable to the conduct of the Company's business or the Company's Assets and Properties;

                      (viii) any failure to undertake any action, including but not limited to paying or otherwise satisfying any obligations to procure, maintain, renew, extend or enforce any Company Intellectual Property, including, but not limited to, submission of required documents or fees during the prosecution of patent, trademark or other applications for Registered Intellectual Property rights, the failure of which would have a material adverse effect on such Company Intellectual Property;

                      (ix) the repurchase, cancellation or modification of the terms of any Company Capital Stock, Equity Equivalents, Company Options or other financial instrument that derives the majority of its value from its convertibility into Company Capital

Stock or Equity Equivalents, other than transactions entered into in the ordinary course of business and pursuant to either (i) contractual provisions or
(ii) the Stock Plan, in either case as in effect at the date of this Agreement;
or

               (c) any other action that would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent the Company from performing or cause the Company not to perform its agreements and covenants in all material respects hereunder.

               (d) Notwithstanding the requirement of this Section 4.1 relating to actions described in Section 2.8(o), the Company may, without Parent's prior consent, operate the Company in accordance with its Operating Plan, which is attached hereto as Schedule 4.1(d), including making up to $100,000 per month in capital expenditures.

        4.2 No Solicitation. Until the earlier of the Effective Time and the date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, the Company will not (nor will the Company permit any of the Company's officers, directors, shareholders, attorneys, investment advisors, agents, representatives, Affiliates or Associates to) directly or indirectly, take any of the following actions with any Person other than Parent and its designees:
(a) solicit, initiate, entertain, review, or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any Person relating to any possible Business Combination with the Company or any of its Subsidiaries (whether such Subsidiaries are in existence on the date hereof or are hereafter organized), (b) provide information with respect to the Company to any Person, other than Parent, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such Person with regard to, any possible Business Combination with the Company or any Subsidiary of the Company (whether such Subsidiaries are in existence on the date hereof or are hereafter organized), (c) enter into a Contract with any Person, other than Parent, providing for a Business Combination with the Company or any Subsidiary (whether such Subsidiaries are in existence on the date hereof or are hereafter organized), or (d) make or authorize any statement, recommendation or solicitation in support of any possible Business Combination with the Company or any Subsidiary (whether such Subsidiary is in existence on the date hereof or are hereafter organized) other than by Parent. The Company shall immediately cease and cause to be terminated any such contacts or negotiations with any Person relating to any such transaction or Business Combination. In addition to the foregoing, if the Company receives prior to the Effective Time or the termination of this Agreement any offer or proposal (formal or informal) relating to any of the above, the Company shall immediately notify Parent thereof and provide Parent with the details thereof including the identity of the Person or Persons making such offer or proposal, and will keep Parent fully informed of the status and details of any such offer of proposal. Each of the Company and Parent acknowledge that this Section 4.2 was a significant inducement for Parent to enter into this Agreement and the absence of such provision would have resulted in either (i) a material reduction in the merger consideration to be paid to the shareholders of the Company or (ii) a failure to induce Parent to enter into this Agreement.

                                   ARTICLE 5
                              ADDITIONAL AGREEMENTS

        5.1 Information Statement; Permit Application.

               (a) As soon as practicable after the execution of this Agreement, the Company shall prepare, with the cooperation of Parent, the Information Statement for the shareholders of the Company to approve this Agreement, the Agreement of Merger and the transactions contemplated hereby and thereby. The Information Statement shall constitute a disclosure document for the offer and issuance of the shares of Parent Common Stock to be received by the holders of Company Capital Stock in the Merger. Parent and the Company shall each use reasonable commercial efforts to cause the Information Statement to comply with applicable federal and state securities laws requirements. Each of Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. The Company will promptly advise Parent, and Parent will promptly advise the Company, in writing if at any time prior to the Effective Time either the Company or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statement shall contain the recommendation of the Board of Directors of Company that the Company shareholders approve the Merger and this Agreement and the conclusion of the Board of Directors that the terms and conditions of the Merger are advisable and fair and reasonable to the shareholders of Company. Anything to the contrary contained herein notwithstanding, Company shall not include in the Information Statement any information with respect to Parent or its affiliates or associates, the form and content of which information shall not have been approved by Parent prior to such inclusion.

               (b) As soon as practicable after the execution of this Agreement, Parent shall prepare, with the cooperation of the Company, the Permit Application. Parent and the Company shall each use commercially reasonable efforts to cause the Permit Application to comply with the requirements of applicable federal and state laws. Each of Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Permit Application, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Permit Application. The Company will promptly advise Parent, and Parent will promptly advise the Company, in writing if at any time prior to the Effective Time either the Company or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Permit Application in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. Anything to the contrary contained herein notwithstanding, Parent shall not include in the Permit Application any information with respect to the Company or its affiliates or associates, the form and content of which information shall not have been approved by the Company prior to such inclusion.

        5.2 Shareholder Approval. Company shall promptly after the date hereof take all action necessary in accordance with California Law and its Articles of Incorporation and

Bylaws to convene the Company Shareholders Meeting or to secure the written consent of its shareholders within thirty (30) days of the date of this Agreement. Company shall consult with Parent regarding the date of the Company Shareholders Meeting and use all reasonable efforts and shall not postpone or adjourn (other than for the absence of a quorum) the Company Shareholders Meeting without the consent of Parent. Company shall use its best efforts to solicit from shareholders of Company proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of shareholders required to effect the Merger.

        5.3 Access to Information. Between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement, upon reasonable notice the Company shall (i) give Parent, Merger Sub and their respective officers, employees, accountants, counsel, financing sources and other agents and representatives full access to all buildings, offices, and other facilities and, to the extent the Company is not legally prohibited from doing so, to all Books and Records of the Company, whether located on the premises of the Company or at another location; (ii) permit Parent and Merger Sub to make such inspections as they may require; (iii) cause its officers to furnish Parent and Merger Sub such financial, operating, technical and product data and other information with respect to the business and Assets and Properties of the Company as Parent and Merger Sub from time to time may request, including without limitation financial statements and schedules, to the extent the Company is not legally prohibited from doing so; (iv) allow Parent and Merger Sub the opportunity to interview such employees and other personnel and Affiliates of the Company with the Company's prior written consent, which consent shall not be unreasonably withheld or delayed; and (v) assist and cooperate with Parent and Merger Sub in the development of integration plans for implementation by Parent and the Surviving Corporation following the Effective Time; provided, however, that no investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty made by the Company herein. To the extent the Company is legally prohibited to provide any materials pursuant to clause (i) or clause (iii) above, then the Company shall use its best efforts to remove any such legal impediment. Materials furnished to Parent pursuant to this Section 5.3 may be used by Parent for strategic and integration planning purposes relating to accomplishing the transactions contemplated hereby.

        5.4 Confidentiality. The parties acknowledge that Parent and Company have previously executed a non-disclosure agreement dated April 13, 1999 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

        5.5 Expenses. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses; provided, that, if the Merger is consummated, Parent agrees to pay fees of Hambrecht & Quest LLC and the Estimated Third Party Expenses (as set forth on Section 2.24 of the Disclosure Schedule) incurred by the Company and the Company agrees that Parent will have full recourse to the Escrow Fund for payment of Third Party Expenses in excess of Estimated Third Party Expenses, whether such Third Party Expenses have been paid by the Company, accrued by the Company or have been incurred (and not accrued and paid) by the Company.

        5.6 Public Disclosure. Unless otherwise required by Law (including federal and state securities laws) or, as to Parent, by the rules and regulations of the NASD, prior to the Effective Time, no disclosure (whether or not in response to any inquiry) of the existence of any subject matter of, or the terms and conditions of, this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release; provided, however, that such approval shall not be unreasonably withheld or delayed.

        5.7 Approvals. The Company shall use commercially reasonable efforts to obtain the Approvals from Governmental or Regulatory Authorities or under any of the Contracts or other agreements as may be required in connection with the Merger (all of such Approvals are set forth in the Disclosure Schedule) so as to preserve all rights of and benefits to the Company thereunder and Parent shall provide the Company with such assistance and information as is reasonably required to obtain such Approvals.

        5.8 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company, Parent or Merger Sub, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date and (ii) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.8 shall not limit or otherwise affect any remedies available to the party receiving such notice.

        5.9 Pooling of Interests Accounting. The Company, Parent and Merger Sub shall each use their commercially reasonable efforts to cause the business combination to be effected by the Merger to be accounted for as a Pooling of Interests from and after the Effective Time. The Company and Parent shall each use their commercially reasonable efforts to cause their respective employees, directors and shareholders not to take any action that would adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a Pooling of Interests from and after the Effective Time.

        5.10 Company Affiliate Agreements. Schedule 5.10 sets forth those persons who, in the Company's reasonable judgment, are or may be "affiliates" of the Company within the meaning of the SEC's Accounting Releases Nos. 130 and 135 (the "Company Affiliates"). The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall use its commercially reasonable efforts to deliver or cause to be delivered to Parent on or prior to the Closing from each of the Company Affiliates, an executed affiliate agreement in the form attached hereto as Exhibit C-1 (a "Company Affiliate Agreement").

        5.11 Parent Affiliate Agreements. Schedule 5.11 sets forth those persons who, in Parent's reasonable judgment, are or may be "affiliates" of Parent within the meaning of the SEC's Accounting Releases Nos. 130 and 135 (the "Parent Affiliates"). Parent shall use its commercially reasonable efforts to deliver or cause to be delivered to Parent prior to the

Closing from each of the Parent Affiliates, an executed Parent Affiliate Agreement in the form attached hereto as Exhibit C-2 (a "Parent Affiliate Agreement").

        5.12 Additional Documents and Further Assurances. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things (including, but not limited to, all action reasonably necessary to seek and obtain any and all consents and approvals of any Government or Regulatory Authority or Person; provided, however, that Parent shall not be obligated to consent to any divestitures or operational limitations or activities in connection therewith and no party shall be obligated to make a payment of money as a condition to obtaining any such condition or approval) as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

        5.13 Form S-8. Parent shall file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Options no later than twenty (20) days after the Effective Time to the extent the shares of Parent Common Stock issuable upon exercise of such Company Options qualify for registration on Form S-8.

        5.14 NNM Listing of Additional Shares Application. Parent shall use its commercially reasonable efforts to cause to be authorized for listing on the NNM the shares of Class A Common Stock of Parent into which the shares of Parent Common Stock to be issued, and the shares of Parent Common Stock required to be reserved for issuance, in connection with the Merger, will be converted upon disposition, upon official notice of issuance.

        5.15 Company's Auditors. The Company will use commercially reasonable efforts to cause its management and its independent auditors to facilitate on a timely basis (i) the preparation of financial statements (including pro forma financial statements if required) as required by Parent to comply with applicable SEC regulations, (ii) the review of any Company audit or review work papers for up to the past three (3) complete fiscal years, including the examination of selected interim financial statements and data and (iii) the delivery of such representations from the Company's independent accountants as may be reasonably requested by Parent or its accountants.

        5.16 Takeover Statutes. If any Takeover Statute is or may become applicable to the transactions contemplated hereby, the Board of Directors of the Company will use commercially reasonable efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate the effects of any Takeover Statute on any of the transactions contemplated hereby.

        5.17 Additional Affiliate Agreements. Each of the Company and Parent agrees that if any Person would have been a Company Affiliate or Parent Affiliate had such Person been a shareholder of the Company or Parent, respectively, as of the date of this Agreement, the Company or Parent, as appropriate, shall use commercially reasonable efforts to cause such person to execute and deliver to the Company or Parent a Company Affiliate Agreement or Parent Affiliate Agreement, as appropriate, promptly upon such Person attaining such status.

                                   ARTICLE 6
                            CONDITIONS TO THE MERGER

        6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions, and of which may be waived, in writing, by agreement of the parties hereto:

               (a) Governmental and Regulatory Approvals. Parent and Company and their respective subsidiaries shall have timely obtained from each Governmental or Regulatory Authority, if any, all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act and Blue Sky laws; and any waiting period applicable to the consummation of the Merger under the HSR Act (including with respect to the receipt of Parent Common Stock by a shareholder of the Company) shall have expired or been terminated.

               (b) No Injunctions or Regulatory Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or Governmental or Regulatory Authority or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect; nor shall there be any action taken, or any Law or Order enacted, entered, enforced or deemed applicable to the Merger or the other transactions contemplated by the terms of this Agreement that would prohibit the consummation of the Merger or which would permit consummation of the Merger only if certain divestitures were made or if Parent were to agree to limitations on its business activities or operations.

               (c) Tax Opinions. Parent and the Company shall each have received written opinions from their counsel, in form and substance reasonably satisfactory to each of them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

               (d) Opinion of Accountants. Parent and the Company shall each have received letters, dated on or prior to the Closing Date from Ernst & Young LLP and PricewaterhouseCoopers LLP regarding those firms' concurrence with Parent management's and Company management's conclusions, respectively, as to the appropriateness of accounting for the Merger as a Pooling of Interests if the Merger is closed and consummated in accordance with this Agreement.

               (e) Shareholder Approval. The Merger shall have been approved by the requisite votes of the Company's shareholders in accordance with the California Code.

               (f) NNM Listing. The shares of Class A Common Stock of Parent into which the Parent Common Stock issuable to shareholders of the Company pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the

Merger will be converted upon disposition shall have been authorized for listing on the NNM upon official notice of issuance.

               (g) Fairness Hearing; Permit. The Company and Parent shall be satisfied that the fairness hearing shall have been held by the Commissioner of Corporations of the State of California and a permit for the issuance of Parent securities shall have been issued by the State of California.

        6.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

               (a) Representations and Warranties. Each of the representations and warranties made by Parent and Merger Sub in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) when made and on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall also have been true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of such earlier date.

               (b) Performance. Parent and Merger Sub shall have performed and complied with in all material respects each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Parent or Merger Sub at or before the Closing.

               (c) Officers' Certificates. Parent and Merger Sub shall have delivered to the Company certificates, dated the Closing Date and executed by their respective President and Chief Executive Officers, substantially in the forms set forth in Exhibit D-1 hereto, and certificates, dated the Closing Date and executed by the Secretary of Parent and Merger Sub, substantially in the forms set forth in Exhibit D-2 hereto.

               (d) Legal Opinion. The Company shall have received a legal opinion from Brobeck, Phleger & Harrison LLP, counsel to Parent, as to the matters set forth on Exhibit E hereto.

        6.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

               (a) Representations and Warranties. Each of the representations and warranties made by the Company in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) when made and on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date; provided, however, that with respect to the representation set forth in the first sentence of Section 2.8, changes and effects that (i) were caused by conditions affecting the United States economy as a whole or affecting the semiconductor industry as a whole that do not disproportionately affect the Company or (ii) the Company successfully bears the burden of proving directly resulted from the announcement or pendency of the Merger shall not be considered in assessing the truth and correctness of such representation as of the Closing Date; and provided, further, any representation or warranty made as of a specified date earlier than the Closing Date shall also have been true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of such earlier date.

               (b) Performance. The Company shall have performed and complied with in all material respects each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Company on or before the Closing Date.

               (c) Officers' Certificates. The Company shall have delivered to Parent a certificate, dated the Closing Date and executed by its President and Chief Executive Officer of the Company, substantially in the form set forth in Exhibit F-1 hereto, and a certificate, dated the Closing Date and executed by the Secretary of the Company, substantially in the form set forth in Exhibit F-2 hereto.

               (d) Third Party Consents. Parent shall have been furnished with evidence satisfactory to it that the Company has obtained the consents, approvals and waivers listed in Section 2.6 of the Disclosure Schedule (except for such consents, approvals and waivers the failure of which to receive could not reasonably be expected to have a material adverse effect on the Surviving Corporation).

               (e) Legal Opinion. Parent shall have received a legal opinion from Wilson, Sonsini, Goodrich & Rosati, legal counsel to the Company, as to the matters set forth on Exhibit G hereto.

               (f) Non-Competition Agreements. Each of the persons listed on
Schedule 6.3(f) shall have executed and delivered to Parent a non-competition agreement in the form attached hereto as Exhibit H, and all of such Non-Competition Agreements shall be in full force and effect.

               (g) Limitation on Dissent. Holders of no more than 5.0% of the outstanding shares of Company Capital Stock shall have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

               (h) FIRPTA Compliance. An executed statement in the form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3) shall be delivered by the Company to Parent and shall continue to be in full force and effect.

               (i) Legal Proceedings. No Governmental or Regulatory Authority shall have notified either party to this Agreement that it intends to commence proceedings to restrain or prohibit the transactions contemplated hereby or force rescission, unless such

Governmental or Regulatory Authority shall have withdrawn such notice and abandoned any such proceedings prior to the time which otherwise would have been the Closing Date.

               (j) Termination of Pension Plan. If required by Parent in writing, Company shall, immediately prior to the Closing Date, terminate the Company 401(k) Plan (the "Plan") and no further contributions shall be made to the Plan. Company shall provide to Parent (i) executed resolutions by the Board of Directors of Company authorizing the termination and (ii) an executed amendment to the Plan sufficient to assure compliance with all applicable requirements of the Internal Revenue Code and regulations thereunder so that the tax-qualified status of the Plan will be maintained at the time of termination.

               (k) Affiliate Agreements. Each Company Affiliate and Parent Affiliate shall have executed and delivered to Company and Parent a Company Affiliate Agreement and Parent Affiliate Agreement, respectively, and such agreements shall be in full force and effect.

               (l) Employees. The following employees of the Company shall continue to be employed by the Company at the Closing (and shall have not given any notice or other indication that they will not continue to be willing to be employed by Parent following the Merger): Ed Frank, Jack Holloway and Jeff Thermond. At least 90% of the remaining engineering and R&D employees of the Company employed at March 31, 1999 shall continue to be employed by the Company at the Closing (and shall have not given any notice or other indication that they will not continue to be willing to be employed by Parent following the Merger). For purposes of such calculation, any such engineering and R&D employee shall be excluded that has died or become permanently disabled or been terminated by the Company after such employee's (i) conviction, guilty plea or plea of no contest to a felony or (ii) material breach of such employee's duties to the Company causing material harm to the Company's Business or Condition.

                                   ARTICLE 7
             SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND
                          AGREEMENTS; ESCROW PROVISIONS

        7.1 Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of Parent, Merger Sub or the Company (whether or not exercised) to investigate the affairs of Parent, Merger Sub or the Company (whether pursuant to Section 5.3 or otherwise) or a waiver by Parent or the Company of any condition to Closing set forth in Article 6, each party shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other party contained in this Agreement or in any instrument delivered pursuant to this Agreement. Except as otherwise provided in Section 9.5, all of the representations, warranties, covenants and agreements of the Company, Parent and Merger Sub contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger and continue until the earlier of (i) the first anniversary of the Closing Date or (ii) the date on which Parent publishes the combined audited financial statements of the Company and Parent for the fiscal year which includes the Closing Date (the earlier to occur of (i) and (ii) is referred to herein as the "Expiration Date").

        7.2 Escrow Provisions.

               (a) Establishment of the Escrow Fund. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any shareholder, will be deposited with the Escrow Agent (plus a proportionate share of any additional shares of Parent Common Stock as may be issued upon any stock splits, stock dividends or recapitalizations effected by Parent following the Effective
Time), such deposit to constitute the Escrow Fund to be governed by the terms set forth herein. The portion of the Escrow Amount contributed on behalf of each shareholder of the Company shall be in proportion to the aggregate number of shares of Parent Common Stock which such holder would otherwise be entitled under Section 1.6.

               (b) Recourse to the Escrow Fund. The Escrow Fund shall be available to compensate Parent and Merger Sub, and their respective officers, directors, employees, agents, Affiliates and Associates for any and all Losses (whether or not involving a Third Party Claim), incurred or sustained by Parent or Merger Sub, their respective officers, directors, employees, agents, Affiliates or Associates, directly or indirectly, as a result of any inaccuracy or breach of any representation, warranty, covenant or agreement of the Company contained herein or in any instrument delivered pursuant to this Agreement ("Indemnifiable Losses"); provided, however, that (i) with respect to any Indemnifiable Losses other than those relating to any inaccuracy or breach of the representations and warranties set forth in Section 2.15 (other than Section 2.15(o)), no such Indemnifiable Losses shall be so compensated unless the aggregate amount of all such Indemnifiable Losses exceeds $300,000 (at which point all such Indemnifiable Losses shall be compensated) and (ii) with respect to any other Indemnifiable Losses, no such Indemnifiable Losses shall be so compensated unless, and only to the extent, such Indemnifiable Losses exceed $500,000. Parent, Merger Sub and the Company each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the aggregate Merger consideration to be paid to the shareholders of the Company. Nothing herein shall limit the liability of the Company for any breach of any representation, warranty, agreement or covenant contained herein.

               (c) Escrow Period; Distribution of Escrow Fund upon Termination of Escrow Period. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., Pacific Time, on the Expiration Date (the period of time from the Effective Time through and including the Expiration Date is referred to herein as the "Escrow Period"); and all shares of Parent Common Stock remaining in the Escrow Fund shall be distributed as set forth in the last sentence of this
Section 7.2(c); provided, however, that the Escrow Period shall not terminate with respect to such amount (or some portion thereof) that is necessary in the reasonable judgment of Parent, subject to the objection of the Shareholder Agent and the subsequent arbitration of the matter in the manner as provided in
Section 7.2(g) hereof, to satisfy any unsatisfied claims under this Section 7.2 concerning facts and circumstances existing prior to the termination of such Escrow Period which claims are specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period. As soon as all such claims, if any, have been resolved, the Escrow Agent shall deliver to the shareholders of the Company the remaining portion of the Escrow Fund not required to satisfy such claims. Deliveries of shares of Parent Common Stock remaining in the Escrow Fund to the shareholders of the Company pursuant to this
Section 7.2(c) shall be made ratably in proportion to their respective contributions to the Escrow Fund and Parent shall use all its commercially reasonable efforts to have such shares delivered within five (5) Business Days of such resolution.

               (d) Protection of Escrow Fund.

                      (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                      (ii) Any shares of Parent Common Stock or other Equity Equivalents securities issued or distributed by Parent ("New Shares") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the record holders of the Parent Common Stock on the record date set for any such dividend.

                      (iii) Each shareholder shall have voting rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such shareholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

               (e) Claims Upon Escrow Fund.

                      (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "Officer's Certificate"): (A) stating that Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, directly or indirectly, as a result of any inaccuracy or breach of any representation, warranty, covenant or agreement of the Company contained herein or in any instrument delivered pursuant to this Agreement, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty, agreement or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7.2(f) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund in an amount equal to such Losses.

                      (ii) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund pursuant to Section 7.2(e)(i), the shares of Parent Common Stock shall be valued at the Closing Price.

               (f) Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Shareholder Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Section 7.2(e) hereof unless the Escrow Agent shall have received written authorization from the Shareholder Agent to make such delivery. After the expiration of such 30 day period, the Escrow Agent shall make delivery of shares of Parent Common Stock from the Escrow Fund in accordance with Section 7.2(e) hereof, provided that no such payment or delivery may be made if the Shareholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such 30 day period.

               (g) Resolution of Conflicts; Arbitration.

                      (i) In case the Shareholder Agent shall object in writing to any claim or claims made in any Officer's Certificate, the Shareholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof.

                      (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Shareholder Agent may demand arbitration of the dispute unless the amount of the damage or loss is at issue in a pending Action or Proceeding involving a Third Party Claim, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either event the matter shall be settled by arbitration conducted by 3 arbitrators, 1 selected by Parent and 1 selected by the Shareholder Agent, and the 2 arbitrators selected by Parent and the Shareholder Agent shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery of information relating to any dispute while allowing the parties an opportunity, adequate as determined in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel, limit or allow discovery as they shall deem appropriate given the nature and extent of the disputed claim. The arbitrators shall also have the authority to impose sanctions, including attorneys' fees and other costs incurred by the parties, to the same extent as a court of law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to by a party without substantial justification. The decision of a majority of the 3 arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.2(f) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions regarding the dispute which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                      (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having competent jurisdiction. Any such arbitration shall be held in the city and county of Los Angeles, California under the commercial rules of arbitration then in effect of the American Arbitration Association. For purposes of this Section 7.2(g), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Parent less than the sum of one-half (1/2) of the disputed amount of any Losses plus any amounts not in dispute; otherwise, the shareholders of the Company as represented by the Shareholder Agent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

               (h) Shareholder Agent of the Shareholders; Power of Attorney.

                      (i) In the event that the Merger is approved by the shareholders of the Company, effective upon such vote, and without further act of any shareholder, William C. Nieto shall be appointed as agent and attorney-in-fact (the "Shareholder Agent") for each shareholder of the Company (except such shareholders, if any, as shall have perfected their appraisal or dissenters' rights under the California Code), for and on behalf of shareholders of the Company, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholder Agent for the accomplishment of the foregoing. Such agency may be changed by the shareholders of the Company from time to time upon not less than 30 days prior written notice to Parent; provided, however, that the Shareholder Agent may not be removed unless holders of a two-thirds interest in the Escrow Fund agree to such removal and to the identity of the substituted shareholder agent. Any vacancy in the position of Shareholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Shareholder Agent. Notices or communications to or from the Shareholder Agent shall constitute notice to or from each of the shareholders of the Company.

                      (ii) The Shareholder Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement or the Escrow Agreement against the Shareholder Agent.

               (i) Actions of the Shareholder Agent. The Shareholder Agent shall not incur any liability with respect to any action taken or suffered by him or omitted hereunder as Shareholder Agent while acting in good faith, and any act done or suffered or omitted hereunder pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Shareholder Agent may, in all questions arising hereunder, rely on the advice of counsel and for anything done, omitted or suffered in good faith by the Shareholder Agent based on such advice, the Shareholder Agent shall not be liable to anyone. Without limiting the generality of the foregoing, if the Shareholder Agent is required by the terms hereof to determine the occurrence of any event or contingency, the Shareholder Agent shall, in making such determination, be liable to the Company Shareholders only for his proven willful misconduct or gross negligence, as determined in light of all the circumstances, including the time and facilities available to him in the ordinary conduct of business. In determining the occurrence of any such event or contingency, the Shareholder Agent may request from any of the Company Shareholders or any other Person such reasonable additional evidence as the Shareholder Agent in his sole discretion may deem necessary to determine any fact relating to the occurrence of such event or contingency, and may at any time inquire of and consult with others, including any of the Company Shareholders, and the Shareholder Agent shall not be liable to any Company Shareholder for any damages resulting from his delay in acting hereunder pending his receipt and examination of additional evidence requested by him. The Shareholder Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which the Shareholder Agent shall in good faith believe to be genuine, to have been signed or presented by the Person or parties purporting to sign the same and to conform to the provisions of this Agreement.

        The Shareholder Agent is authorized, in his sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow, without determination by the Shareholder Agent of such court's jurisdiction in the matter. If any portion of the Escrow is disbursed to the Shareholder Agent and is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Shareholder Agent is authorized, in his sole discretion, but in good faith, to rely upon and comply with any such order, writ, judgment or decree which he is advised by legal counsel selected by him is binding upon him without the need for appeal or other action; and if the Shareholder Agent complies with any such order, writ, judgment or decree, he shall not be liable to any Company Shareholder or to any other Person by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

        In no event shall the Shareholder's Agent be liable to any Company Shareholder for incidental, indirect, special, consequential, or punitive damages.

        The Shareholder Agent may consult legal counsel selected by him in the event of any dispute or question as to the construction of any of the provisions hereof or of the Escrow Agreement or of his duties hereunder or thereunder, and shall incur no liability and shall be fully indemnified by the Company Shareholders from any liability whatsoever in acting in good faith in accordance with the opinion or instruction of such counsel.

        In the event of the death or permanent disability of the Shareholder Agent, or his resignation as the Shareholder Agent, a successor Shareholder Agent shall be elected by a majority vote of the Company Shareholders, with each Company Shareholder to be given a vote equal to its proportionate percentage pursuant to a procedure to be mutually agreed upon among the Company Shareholders. The Company Shareholders shall cause to be delivered to Parent prompt written notice of such election of a successor Shareholder Agent. Pending the election of a successor Shareholder Agent, the Company Shareholder holding the largest number of outstanding shares of Company Capital Stock as of the Effective Time (excluding the former Shareholder Agent) shall act as the interim Shareholder Agent. Each interim and successor Shareholder Agent shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Shareholder Agent, and the term "Shareholder Agent" as used herein shall be deemed to include any interim or successor Shareholder Agent.

        The Shareholder Agent shall have full power and authority to represent the Company Shareholders and their successors and assigns, with respect to all matters arising under this Agreement, and all action taken by the Shareholder Agent hereunder shall be binding upon the Company Shareholders and their successors and assigns, as if expressly confirmed and ratified in writing by each of them. The appointment of the Shareholder Agent under this Agreement shall survive the death, incapacity, dissolution, liquidation or any assignment of rights or assets of any Company Shareholder. Without limiting the generality of the foregoing, the Shareholder Agent shall have full power and authority on behalf of the Company Shareholders to: (i) interpret all of the terms and provisions of this Agreement and the Escrow Agreement; (ii) to the extent of the Escrow, compromise or settle any claims asserted under this Agreement or in connection with the Transactions; (iii) authorize payments with respect thereto from the Escrow, on behalf of the Company Shareholders; (iv) execute deliver and perform the Escrow Agreement; and (v) authorize the Escrow Agent to distribute the Escrow to the Company Shareholders.

                      (i) Shareholder Agent Expenses. Each Company Shareholder shall be liable for its proportionate percentage of any reasonable expenses (including reasonable attorneys' fees) paid or incurred by the Shareholder Agent. The Shareholder Agent shall be entitled, but not limited to, reimbursement of any such expenses from the Escrow prior to any distribution thereof to Parent or the Company Shareholders.

                      (ii) Right of Interpleader. Should the Shareholder Agent be in doubt as to what action to take under this Agreement, the Shareholder Agent shall have the right, but not the obligation, either to (1) withhold any action, payment or distribution until his doubt is resolved or (2) institute a petition for interpleader in any curt of competent jurisdiction to determine his rights and obligations.

                      (iii) Rights of Parent and Shareholder Agent. The parties agree that nothing in this Section shall impair, limit, modify or affect, as between Parent and the Shareholder Agent, on behalf of the Company Shareholders, the respective rights and obligations of Parent, on the one hand, and the Shareholder Agent on behalf of the Company Shareholders, on the other hand, under this Agreement.

               (j) Third-Party Claims. In the event Parent becomes aware of a third-party claim (a "Third Party Claim") which Parent reasonably expects may result in a demand against the Escrow Fund, Parent shall notify the Shareholder Agent of such claim, and the Shareholder Agent, as representative for the shareholders of the Company, shall be entitled, at their expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any Third Party Claim; provided, however, that if Parent settles any Third Party Claim without the Shareholder Agent's consent (which consent shall not be unreasonably withheld or delayed), Parent may not make a claim against the Escrow Fund with respect to the amount of Losses incurred by Parent in such settlement. In the event that the Shareholder Agent has consented to any such settlement, the Shareholder Agent shall have no power or authority to object under any provision of this Article 7 to the amount of any claim by Parent against the Escrow Fund with respect to the amount of Losses incurred by Parent in such settlement.

               (k) Escrow Agent's Duties.

                      (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Shareholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                      (ii) The Escrow Agent is hereby expressly authorized to comply with and obey Orders of any court of law or Governmental or Regulatory Authority, notwithstanding any notices, warnings or other communications from any party or any other person to the contrary. In case the Escrow Agent obeys or complies with any such Order, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such Order being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction or proper authority.

                      (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                      (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                      (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with the Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                      (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for any damages. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                      (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold the Escrow Agent harmless against any and all Losses incurred by the Escrow Agent in connection with the performance of the Escrow Agent's duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

                      (viii) The Escrow Agent may resign at any time upon giving at least 30 days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their commercially reasonable efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

               (l) Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent in accordance with the fee schedule attached as Exhibit I. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any Action or Proceeding pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or Action or Proceeding. Parent agrees to pay these sums upon demand.

                                   ARTICLE 8
                        TERMINATION, AMENDMENT AND WAIVER

        8.1 Termination. Except as provided in Section 8.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective
Time:

               (a) by mutual agreement of the Company, Parent and Merger Sub;

               (b) by Parent, Merger Sub or the Company if: (i) the Effective Time has not occurred before 5:00 p.m. (Pacific Time) on August 23, 1999 (provided, however, that the right to terminate this Agreement under this clause 8.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental or Regulatory Authority that would make consummation of the Merger illegal;

               (c) by Parent and Merger Sub if there shall be any action taken, or any Law or Order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental or Regulatory Authority, which would: (i) prohibit Parent's or the Merger Sub's ownership or operation of all or any portion of the business of the Company or (ii) compel Parent or Merger Sub to dispose of or hold separate all or a portion of the Assets and Properties of the Company as a result of the Merger;

               (d) by Parent if there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and (i) the Company has not cured such breach within fifteen (15) days following receipt by the Company of written notice of such breach or is not using its reasonable efforts to cure such breach after written notice of such breach to the Company (provided, however, that, no cure period shall be required for a breach which by its nature cannot be cured) and (ii) as a result of such breach the conditions set forth in Section 6.3(a) or 6.3(b), as the case may be, would not then be satisfied;

               (e) by the Company there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and (i) Parent has not cured such breach within fifteen
(15) days following receipt by Parent of written notice of such breach or is not using its reasonable efforts to cure such breach after written notice of such breach to Parent (provided, however, that no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 6.2(a) or 6.2(b), as the case may be, would not then be satisfied; or

               (f) by Parent, if the Merger shall not have been approved at the Special Meeting by the requisite votes of the Company's shareholders in accordance with the California Code.

        8.2 Effect of Termination. In the event of a valid termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company, or their respective officers, directors or shareholders or Affiliates or Associates; provided, however, that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 5.4, 5.5, 8.2, 9.6, 9.9, 9.10 and 9.11 and Article VII of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

        8.3 Amendment. Except as is otherwise required by applicable law after the shareholders of the Company approve the Merger and this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

        8.4 Extension; Waiver. At any time prior to the Effective Time, Parent, Merger Sub and the Company may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 9
                            MISCELLANEOUS PROVISIONS

        9.1 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by commercial delivery service against written receipt or by facsimile transmission against facsimile confirmation or mailed by prepaid first class certified mail, return receipt requested, or mailed by overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

               If to Parent or Merger Sub to:

               Broadcom Corporation
               16215 Alton Parkway
               P.O. Box 57013
               Irvine, California 92619-7013
               Facsimile No.: (949) 450-8715
               Attn: President and Chief Executive Officer and

               Attn: General Counsel

               with a copy to:

               Brobeck, Phleger & Harrison LLP
               38 Technology Drive
               Irvine, California  92618
               Facsimile No.: (949) 790-6300
               Attn: Bruce Hallett, Esq.

               If to the Company to:

               Epigram, Inc.
               870 West Maude Avenue
               Sunnyvale, California 94086
               Facsimile No.: (408) 328-0550
               Attn: President and Chief Executive Officer

               with a copy to:

               Wilson, Sonsini, Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, California
               Facsimile No.: (650) 493-6811
               Attn: Judith O'Brien, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided for in this Section, be deemed given upon facsimile confirmation, (iii) if delivered by mail in the manner described above to the address as provided for in this Section, be deemed given on the earlier of the third Business Day following mailing or upon receipt and (iv) if delivered by overnight courier to the address as provided in this Section, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

        9.2 Entire Agreement. This Agreement and the Exhibits and Schedules hereto, including the Company Disclosure Schedule and the Parent Disclosure Schedule, constitute the entire Agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect and shall survive any termination of this Agreement or the Closing in accordance with its terms.

        9.3 Further Assurances; Post-Closing Cooperation. At any time or from time to time after the Closing, the parties shall execute and deliver to the other party such other documents and instruments, provide such materials and information and take such other actions as the other party may reasonably request to consummate the transactions contemplated by this Agreement and otherwise to cause the other party to fulfill its obligations under this Agreement and the transactions contemplated hereby. Each party agrees to use commercially reasonable efforts to cause the conditions to its obligations to consummate the Merger to be satisfied.

        9.4 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

        9.5 Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person other than any Person entitled to indemnity under Section 5.14 or Article 7.

        9.6 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by any party without the prior written consent of the other party and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

        9.7 Headings. The headings and table of contents used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

        9.8 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

        9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

        9.10 Construction. The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra preferentum.

        9.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

        9.12 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Except where this Agreement specifically provides for arbitration, it is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                                   ARTICLE 10
                                   DEFINITIONS

        10.1 Definitions.

               (a) As used in this Agreement, the following defined terms shall have the meanings indicated below:

               "Actions or Proceedings" means any action, suit, complaint, petition, investigation, proceeding, arbitration, litigation or Governmental or Regulatory Authority investigation, audit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Regulatory Authority.

               "Affiliate" means, as applied to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, (b) any other Person that owns or controls (i) 10% or more of any class of equity securities of that Person or any of its Affiliates or (ii) 10% or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates, or (c) any director, partner, officer, manager, agent, employee or relative of such Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

               "Aggregate Common Number" means the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time (including all shares of Company Common Stock issued or issuable upon exercise, conversion or exchange of all unvested and vested Company Options which are not exercised, converted, exchanged or expired as of the Effective Time).

               "Aggregate Liquidation Preference" means the sum of (i) the number of shares of the Company's Series A Preferred Stock outstanding (which for this purpose shall be deemed to include any shares of the Company's Series A Preferred Stock, if any, subject to unexpired and unexercised Company Options) as of the Effective Time multiplied by the Series A Liquidation Preference, (ii) the number of shares of the Company's Series B Preferred Stock outstanding (which for this purpose shall be deemed to include any shares of the Company's Series B Preferred Stock, if any, subject to unexpired and unexercised Company Options) as of the Effective Time multiplied by the Series B Liquidation Preference, and
(iii) the number of shares of the Company's Series C Preferred Stock outstanding (which for this purpose shall be deemed to include any shares of the Company's Series C Preferred Stock, if any, subject to unexpired and unexercised Company Options) as of the Effective Time multiplied by the Series C Liquidation Preference.

               "Aggregate Share Number" means 4,600,000 shares of Parent Common Stock (as appropriately adjusted to reflect the effect of any stock split, stock dividend, stock combination, reorganization, reclassification or similar change occurring after the date of this Agreement and prior to the Effective Time).

               "Agreement" means this Merger Agreement and Plan of Reorganization, the Exhibits and the Disclosure Schedule and the certificates and instruments delivered in connection herewith, or incorporated by reference, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

               "Agreement of Merger" has the meaning ascribed to it in Section 1.2.

               "Approval" means any approval, authorization, consent, permit, qualification or registration, or any waiver of any of the foregoing, required to be obtained from or made with, or any notice, statement or other communication required to be filed with or delivered to, any Governmental or Regulatory Authority or any other Person.

               "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned, licensed or leased by such Person, including cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

               "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of 10% or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

               "Audited Financial Statement Date" means December 31, 1998.

               "Audited Financial Statements" means the audited consolidated balance sheet of the Company as of December 31, 1998 and the related audited consolidated statements of operations, shareholders' equity and cash flows for the fiscal year then ended, including the notes thereto.

               "Bankruptcy Law" means Title 11, U.S. Code or any similar U.S. federal or state law for the relief of creditors.

               "Books and Records" means all files, documents, instruments, papers, books and records relating to the Business or Condition of the Company, including financial statements, internal reports, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs (including data processing files and records), retrieval programs, operating data and plans and environmental studies and plans.

               "Business Combination" means, with respect to any Person, (i) any merger, consolidation or other business combination to which such Person is a party, (ii) any sale or other disposition of more than 20% of the capital stock or other equity interests of such Person, (iii) any tender offer (including a self tender), exchange offer, recapitalization, restructuring, liquidation, dissolution or similar or extraordinary transaction, including more than 20% of the outstanding shares of Company Capital Stock, (iv) any sale, dividend or other disposition of all or a material portion of the Assets and Properties of such Person or (v) the entering into of any agreement or understanding and the granting of any rights or options with respect to any of the foregoing.

               "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of California are authorized or obligated to close.

               "Business or Condition of Parent" means the business, condition (financial or otherwise), results of operations or Assets and Properties of the Parent and each of its Subsidiaries, taken as a whole.

               "Business or Condition of the Company" means the business, condition (financial or otherwise), results of operations or Assets and Properties of the Company.

               "California Code" means the California Corporations Code and all amendments and additions thereto.

               "Certificates" has the meaning ascribed to it in Section 1.8(b).

               "Closing" means the closing of the transactions contemplated by
Section 1.2.

               "Closing Date" has the meaning ascribed to it in Section 1.2.

               "Closing Price" means the average closing sales price of Parent Common Stock as traded on the NNM and reported by The Wall Street Journal, for the thirty (30) consecutive trading days ending on the third day prior to the Closing Date.

               "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

               "Common Stock Exchange Ratio" means the quotient obtained by dividing (x) the Aggregate Share Number minus the Liquidation Share Number by
(y) the Aggregate Common Number.

               "Company" has the meaning ascribed to it in the forepart of this Agreement.

               "Company Affiliates" has the meaning ascribed to it in Section 5.10.

               "Company Affiliate Agreement" has the meaning ascribed to it in
Section 5.10.

               "Company Capital Stock" means the Company Common Stock and Company Preferred Stock.

               "Company Common Stock" has the meaning ascribed to it in Section 2.3.

               "Company Financials" means the Audited Financial Statements and the Interim Financial Statements.

               "Company Intellectual Property" shall mean any Intellectual Property that is (i) owned by; (ii) licensed to or co-owned by; or (iii) was developed or created by or for the Company.

               "Company Option(s)" means any Option to purchase Company Capital Stock.

               "Company Preferred Stock" has the meaning ascribed to it in
Section 2.3.

               "Company Registered Intellectual Property" means all Registered Intellectual Property owned by, filed in the name of, assigned to or applied for by, the Company.

               "Company Restricted Stock" means shares of Company Capital Stock purchased pursuant to an exercise of a Company Option which are subject to a repurchase option by the Company.

               "Contract" means any material contract, including without limitation:

                      (a) any distributor, sales, advertising, agency or manufacturer's representative contract;

                      (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than $50,000 over the life of the contract;

                      (c) any contract that expires or may be renewed at the option of any person other than the Company so as to expire more than one year after the date of this Agreement;

                      (d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with generally accepted accounting principles;

                      (e) any contract for capital expenditures in excess of $50,000 in the aggregate;

                      (f) any contract limiting the freedom of the Company to engage in any line of business or to compete with any other Person as that term is defined in the Exchange Act, as defined herein, or any confidentiality, secrecy or non-disclosure contract;

                      (g) any contract pursuant to which the Company is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property involving in the case of any such contract more than $50,000 over the life of such contract ;

                      (h) any contract with any person with whom the Company does not deal at arm's length within the meaning of the Code; or

                      (i) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person.

               "Depositary Agent" means U.S. Stock Transfer Corporation (or other institution acceptable to Parent and the Shareholder Agent).

               "Disclosure Schedule" means the schedules delivered to Parent and Merger Sub by or on behalf of the Company, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein in connection with the representations and warranties made by the Company in Article 2 of this Agreement or otherwise.

               "Dissenting Shares" has the meaning ascribed to it in Section 1.7(a).

               "Effective Time" has the meaning ascribed to it in Section 1.2.

               "Environment" means air, surface water, ground water, or land, including land surface or subsurface, and any receptors such as persons, wildlife, fish, biota or other natural resources.

               "Environmental Clean-up Site" means any location which is listed or proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state list of sites relating to investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding, or investigation related to or arising from any location at which there has been a Release or threatened or suspected Release of a Hazardous Material.

               "Environmental Law" means any federal, state or local environmental, health and safety or other Law relating to Hazardous Materials, including without limitation the Comprehensive, Environmental Response Compensation and Liability Act, the Clean

Air Act, the Federal Water Pollution Control Act, the Solid Waste Disposal Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the California Safe Drinking Water and Toxic Enforcement Act.

               "Environmental Permit" means any permit, license, approval, consent or authorization required under or in connection with any Environmental Law and includes without limitation any and all orders, consent orders or binding agreements issued or entered into by a Governmental or Regulatory Authority.

               "Equity Equivalents" means securities (including Options to purchase any shares of Company Capital Stock) which, by their terms, are or may be exercisable, convertible or exchangeable for or into common stock, preferred stock or other securities at the election of the holder thereof.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

               "ERISA Affiliate" has the meaning ascribed to it in Section 2.14.

               "Escrow Amount" means 10% of the amount by which the Aggregate Share Number exceeds the number of shares of Parent Common Stock issuable upon the exercise of options under the Stock Plan outstanding immediately prior to the Effective Time. The shares distributed to the Escrow Agent shall, to the extent possible, be shares that are not subject to any repurchase rights by the Company.

               "Escrow Period" has the meaning ascribed to it in Section 7.2(c).

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

               "Exchange Agent" means U.S. Stock Transfer Corporation.

               "Exchange Ratios" means the Series A Exchange Ratio, the Series B Exchange Ratio, the Series C Exchange Ratio and the Common Stock Exchange Ratio.

               "Expiration Date" has the meaning ascribed to it in Section 7.1.

               "Financial Statement Date" means February 28, 1999.

               "GAAP" means generally accepted accounting principles in the United States, as in effect on the date of this Agreement.

               "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, bureau, board, commission, department, official or other instrumentality of the United States or any domestic state, county, city or other political subdivision, and shall include any stock exchange, quotation service and the National Association of Securities Dealers.

               "Hazardous Material" means (a) any chemical, material, substance or waste including, containing or constituting petroleum or petroleum products, solvents (including chlorinated solvents), nuclear or radioactive materials, asbestos in any form that is or could become friable, radon, lead-based paint, urea formaldehyde foam insulation or polychlorinated biphenyls, (b) any chemicals, materials, substances or wastes which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; or (c) any other chemical, material, substance or waste which is regulated by any Governmental or Regulatory Authority or which could constitute a nuisance.

               "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

               "Income Tax" means (i) any income, alternative or add-on minimum tax, gross income, gross receipts, franchise, profits, including estimated taxes relating to any of the foregoing, or other similar tax or other like assessment or charge of similar kind whatsoever, excluding any Other Tax, together with any interest and any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such Tax (domestic or foreign); or (ii) any liability of a Person for the payment of any taxes, interest, penalty, addition to tax or like additional amount resulting from the application of Treas. Reg. Section (1).1502-6 or comparable provisions of any Taxing Authority in respect of a Tax Return of a Relevant Group or any Contract.

               "Indebtedness" of any Person means all obligations of such Person
(a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(d) under capital leases and (e) in the nature of guarantees of the obligations described in clauses (a) through (d) above of any other Person.

               "Intellectual Property" means all trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, patents and patent rights, utility models and utility model rights, copyrights, mask work rights, brand names, trade dress, product designs, product packaging, business and product names, logos, slogans, rights of publicity, trade secrets, inventions (whether patentable or not), invention disclosures, improvements, processes, formulae, industrial models, processes, designs, specifications, technology, methodologies, computer software (including all source code and object code), firmware, development tools, flow charts, annotations, all Web addresses, sites and domain names, all data bases and data collections and all rights therein, any other confidential and proprietary right or information, whether or not subject to statutory registration, and all related technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, utility models, trademarks, service marks and copyrights, and the right to sue for past infringement, if any, in connection with any of the foregoing, and all documents, disks, records, files and other media on which any of the foregoing is stored.

               "Interim Financial Statements" means the unaudited balance sheet of the Company as of February 28, 1999, and the related unaudited statement of operations and statement of cash flows for the two-month period ended on such date.

               "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company.

               "IRS" means the United States Internal Revenue Service or any successor entity.

               "Law" or "Laws" means any law, statute, order, decree, consent decree, judgment, rule, regulation, ordinance or other pronouncement having the effect of law whether in the United States or any domestic state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

               "Leased Real Property(ies)" has the meaning ascribed to it in
Section 2.14(a).

               "Liabilities" means all Indebtedness, obligations and other liabilities of a Person, whether absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due.

               "License" means any Contract that grants a Person the right to use or otherwise enjoy the benefits of any Intellectual Property (including without limitation any covenants not to sue with respect to any Intellectual Property).

               "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, easement, license, covenant, condition, restriction, adverse claim, levy, charge, option, equity, adverse claim or restriction or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

               "Liquidation Share Number" means the quotient obtained by dividing (i) the Aggregate Liquidation Preference by (ii) the Closing Price.

               "Loss(es)" means any and all damages, fines, fees, Taxes, penalties, deficiencies, losses and expenses, including interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (such fees and expenses to include all fees and expenses, including fees and expenses of attorneys, incurred in connection with (i) the investigation or defense of any Third Party Claims or (ii) asserting or disputing any rights under this Agreement against any party hereto or otherwise), net of any insurance proceeds actually received in connection therewith.

               "material adverse effect" or "material adverse change" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the Business or Condition of such entity or group of entities.

               "Merger" has the meaning ascribed to it in the recitals to this Agreement.

               "Merger Sub" has the meaning ascribed to it in the forepart of this Agreement

               "NASD" means the National Association of Securities Dealers, Inc.

               "New Shares" has the meaning ascribed to it in Section
7.2(d)(ii).

               "NNM" means the distinct tier of The Nasdaq Stock Market referred to as the Nasdaq National Market.

               "Non-Competition Agreement" has the meaning ascribed to it in
Section 6.3.

               "Officer's Certificate" has the meaning ascribed to it in Section 7.2(e)(i).

               "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of such Person or (ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock or other equity interests of such Person, including any rights to participate in the equity, income or election of directors or officers of such Person, excluding, however, the Company Preferred Stock.

               "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

               "Other Tax" means any sales, use, ad valorem, business license, withholding, payroll, employment, excise, stamp, transfer, recording, occupation, premium, property, value added, custom duty, severance, windfall profit or license tax, governmental fee or other similar assessment or charge, together with any interest and any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such tax (domestic or foreign).

               "Parent" has the meaning ascribed to it in the forepart of this Agreement.

               "Parent Affiliate" has the meaning ascribed to it in Section
5.11.

               "Parent Affiliate Agreement" has the meaning ascribed to it in
Section 5.11.

               "Parent Common Stock" has the meaning ascribed to it in Recital C.

               "Parent Disclosure Schedule" means descriptions, exceptions and other information and materials as are required to be included therein in connection with the representations and warranties made by the Parent in Article 3 of this Agreement or otherwise.

               "Parent Financial Statements" has the meaning ascribed to it in
Section 3.3.

               "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

               "Permit" means any license, permit, franchise or authorization.

               "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

               "Plan" has the meaning ascribed to it in Section 2.14.

               "Pooling of Interests" shall mean pooling of interests accounting treatment under Accounting Principles Board Opinion No. 16.

               "PTO" means the United States Patent and Trademark Office.

               "Registered Intellectual Property" shall mean all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks and servicemarks, applications to register trademarks and servicemarks and intent-to-use applications; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to register mask works; and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

               "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Material into the Environment.

               "Relevant Group" has the meaning ascribed to it in Section
2.10(a).

               "Restricted Stock Purchase Agreement" means a Restricted Stock Purchase Agreement in one of the forms attached to the Stock Plan pursuant to which the Company has sold Company Restricted Stock or issued Company Stock Purchase Rights or as may otherwise been entered into by the Company prior to the date of this Agreement.

               "SEC" means the Securities and Exchange Commission or any successor entity.

               "SEC Documents" means, with respect to any Person, each report, exhibit, schedule, form, statement or other document filed with the SEC by such Person pursuant to Section 13(a) or 14(a) of the Exchange Act.

               "SEC Report Date" means December 31, 1998, the date representing the last day of the last reporting period for which Parent has filed a periodic report with the SEC under the Exchange Act.

               "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               "Series A Exchange Ratio" means the quotient of (i) the Series A Liquidation Preference and (ii) the Closing Price.

               "Series A Liquidation Preference" means $1.00.

               "Series B Exchange Ratio" means the quotient of (i) the Series B Liquidation Preference and (ii) the Closing Price.

               "Series B Liquidation Preference" means $3.50.

               "Series C Exchange Ratio" means the quotient of (i) the Series C Liquidation Preference and (ii) the Closing Price.

               "Series C Liquidation Preference" means $6.63.

               "Shareholder Agent" has the meaning ascribed to it in Section 7.2(h)(i).

               "Site" means any of the real properties currently owned, leased, occupied, used or operated by the Company, including all soil, subsoil, surface waters and groundwater.

               "Special Meeting" has the meaning ascribed to it in Section 3.6.

               "Stock Plan" has the meaning ascribed to it in Section
1.6(c)(iv).

               "Subsidiary" means any Person in which the Company or Parent, as the context requires, directly or indirectly through Subsidiaries or otherwise, beneficially owns at least 50% of either the equity interest in, or the voting control of, such Person, whether or not existing on the date hereof.

               "Support Agreement" has the meaning ascribed to it in Recital D.

               "Surviving Corporation" has the meaning ascribed to it in Section 1.1.

               "Takeover Statute" means a "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States.

               "Tax" or "Taxes" means Income Taxes and/or Other Taxes, as the context requires.

               "Tax Laws" means the Code, federal, state, county, local or foreign laws relating to Taxes and any regulations or official administrative pronouncements released thereunder.

               "Tax Returns" means any return, report, information return, schedule, certificate, statement or other document (including any related or supporting information) filed or required to be filed with, or, where none is required to be filed with a Taxing Authority, the statement or other document issued by, a Taxing Authority in connection with any Tax.

               "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

               "Third Party Claim" has the meaning ascribed to it in Section 7.2(j).

               "Third Party Expenses" has the meaning ascribed to it in Section 5.5.

               (b) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement as a whole and not to any particular Article, Section or other subdivision, (iv) the terms "Article" or "Section" or other subdivision refer to the specified Article, Section or other subdivision of the body of this Agreement, (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company, (vi) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation," and (vii) when a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. The term "party" or "parties" when used herein refer to Parent and Merger Sub, on the one hand, and the Company, on the other.

               (c) When used herein, the phrase "to the knowledge of" any Person, "to the best knowledge of" any Person, "known to" any Person or any similar phrase, means (i) with respect to any Person who is an individual, the actual knowledge of such Person and (ii) with respect to any other Person, the actual knowledge of the directors and officers of such Person and other individuals that have a similar position or have similar powers and duties as the officers and directors of such Person.


                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, Parent, Merger Sub and Company, and with respect to
Section 7.2 only, the Shareholder Agent and Escrow Agent, have caused this Agreement to be signed by their duly authorized representatives, all as of the date first written above.



EPIGRAM, INC.                                 BROADCOM CORPORATION



By: /s/ JEFFREY L. THERMOND                   By: /s/ HENRY T. NICHOLAS
    --------------------------------              ------------------------------
    Name: Jeffrey L. Thermond                     Name: Henry T. Nicholas
    Title: Chief Executive Officer                Title: President and
                                                  Chief Executive Officer


EPIC ACQUISITION CORP.                        SHAREHOLDER AGENT



By: /s/ DAVID DULL                            By: /s/ WILLIAM C. NIETO
    --------------------------------              ------------------------------
    Name: David  Dull                             William C. Nieto
    Title: Chief Financial Officer


U.S. STOCK TRANSFER CORPORATION,
AS DEPOSITARY AGENT



By: /s/ RICHARD C. BROWN
    --------------------------------
    Name: Richard C. Brown
    Title: Vice President

                              MERGER AGREEMENT AND

                             PLAN OF REORGANIZATION

                                  BY AND AMONG

                              BROADCOM CORPORATION


                             EPIC ACQUISITION CORP.

                                      AND

                                 EPIGRAM, INC.


                           Dated as of April 23, 1999


Exhibit A:    Support Agreement
Exhibit B:    Agreement of Merger
Exhibit C:    Parent Affiliate Agreement
Exhibit C-1:  Company Affiliate Agreement
Exhibit D-1:  Parent and Merger Sub Officer's Certificate
Exhibit D-2:  Parent and Merger Sub's Secretary Certificates
Exhibit E:    Broadcom Corp. Counsel Legal Opinion
Exhibit F-1:  Company Officer's Certificate
Exhibit F-2:  Company Secretary Certificate
Exhibit G:    Opinion of Epigram, Inc. Counsel
Exhibit H:    Non-Competition Agreement
Exhibit I:    Escrow Agent Fee and Schedule

Broadcom Corporation agrees to furnish supplementally a copy of any of the foregoing exhibits to the SEC upon request.